UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

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Notice of Annual Meeting—May 11, 2011

and Proxy Statement

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148

Dear Stockholder:

We invite you to attend the annual meeting of stockholders of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation, on May 11, 2011 at 11:30 a.m. in Pittsburgh, Pennsylvania.

This booklet includes the formal notice of the meeting and the proxy statement. Pursuant to the rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on a website referenced in the Notice or request to receive a printed or e-mailed set of the proxy materials. Instructions regarding how to access the proxy materials over the Internet or to request a printed or e-mailed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed or e-mailed form by mail, telephone or electronically by email on an ongoing basis.

The Notice was mailed to stockholders, and the proxy materials were first given to stockholders via Internet access, on or about March 31, 2011. On or before the time that the Notice was sent to stockholders, all materials identified in the Notice were publicly accessible, free of charge, at the website address specified in the Notice. Such materials will remain available on that website for 12 months subsequent to the conclusion of the meeting.

The proxy statement tells you more about the items upon which we will vote at the meeting. It also explains how the voting process works and gives information about our director candidates.

Whether or not you plan to attend the annual meeting, please cast your vote by proxy over the Internet by following the instructions provided in the Notice, by telephone or by requesting a paper proxy card to sign, date and return by mail. Regardless of the method used, please vote your shares so that enough shares are represented to allow us to conduct the business of the annual meeting. Voting over the Internet, by telephone or by proxy card if you request one does not affect your right to vote in person if you attend the annual meeting.

Sincerely yours,

Albert J. Neupaver

President and

Chief Executive Officer

March 31, 2011

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148

NOTICE OF 2011 ANNUAL MEETING

Date, Time and Place

•	May 11, 2011

•	11:30 a.m.

•	The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania 15222

Purpose

•	Elect two directors for a term of three years

•	Approve an advisory (non-binding) resolution relating to 2010 named executive officer compensation

•	Act on an advisory (non-binding) vote relating to how often the company should conduct a stockholder advisory vote on named executive officer compensation

•	Approve the 2011 Stock Incentive Plan

•	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year

•	Conduct other business if properly raised

Procedures

•	If you own stock directly, please vote by proxy over the Internet, by telephone or by requesting a proxy card.

•	If you own stock through a bank, stockbroker or trustee, please vote by following the instructions included in the material that you receive from your bank, stockbroker or trustee.

•	Only stockholders of record on March 16, 2011 receive notice of and may vote at the meeting.

Your vote is important. Please vote over the Internet, by telephone or by requesting a proxy card.

Alvaro Garcia-Tunon

Executive Vice President,

Chief Financial Officer and

Secretary

March 31, 2011

Contents

General	1
Common Stock Ownership	2
Director and Executive Officer Stock Ownership	2
Owners of More Than 5%	3
Section 16(a) Beneficial Ownership Reporting Compliance	3

Proposal 1—Election of Directors	4
Director Nominees to Serve for a Three-Year Term Expiring in 2014	5
Continuing Directors with a Three-Year Term Expiring in 2013	6
Continuing Directors with a Three-Year Term Expiring in 2012	7
Director with a Three-Year Term Expiring in 2011	8

Corporate Governance Matters
The Board and Committees	8
Board Leadership Structure	9
The Board’s Role in Risk Oversight	9
The Nominating and Corporate Governance Committee	10
The Audit Committee	10
Audit Committee Report	11
The Compensation Committee	11
Compensation Committee Interlocks and Insider Participation	12
Compensation Committee Report	13

Executive and Director Compensation
Compensation Discussion and Analysis	13
Summary Compensation Table	19
2010 Grants of Plan Based Awards	21
2010 Outstanding Equity Awards at Fiscal Year-End	22
Option Exercises and Stock Vested	23
Potential Payments Upon Termination or Change of Control	24
Director Compensation	27

Proposal 2—Advisory (Non-Binding) Resolution Relating to 2010 Named Executive Officer Compensation	28

Proposal 3—Advisory (Non-Binding) Vote Relating to How Often the Company Should Conduct a Stockholder Advisory Vote on Named Executive Officer Compensation	29

Proposal 4—Approve 2011 Stock Incentive Plan	30
Introduction	30
Description of Stock Incentive Plan	30
Possible Anti-Takeover Effect	36
Awards to Named Officers and Other Employees	36
Share Repurchase May Prevent Dilution	36
Federal Income Tax Consequences	36
Equity Plan Information	39

Proposal 5—Ratify Independent Registered Public Accounting Firm	39
Fees to Independent Registered Public Accounting Firm	40
Audit Fees	40
Audit-Related Fees	40
Tax Fees	40
All Other Fees	40
Audit Committee Pre-Approval Policies and Procedures	40
Business Relationships and Related Party Transactions	41

General

We have provided you this booklet and proxy materials on or about March 31, 2011 because the Board of Directors of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec Corporation (“Wabtec”), is soliciting your proxy to vote at the company’s 2011 annual meeting of stockholders.

Who May Vote

Stockholders of Wabtec as reflected in our stock records at the close of business on March 16, 2011 may vote. You have one vote for each share of Wabtec common stock you own.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. Your vote is important.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•	Vote by Internet, by going to the website address http://www.proxyvoting.com/wab and following the instructions for Internet voting shown on the website.

•	Vote by Telephone, by dialing 1-866-540-5760 and following the instructions for telephone voting shown on the proxy card.

•	Vote by Proxy Card, by completing, signing, dating and mailing a proxy card in the envelope provided if you requested copies of these proxy materials.

If you vote by Internet or telephone, you do not need to request a proxy card.

Shares registered in your name are generally covered by one Notice. If you hold shares through someone else, such as a bank, stockbroker, or trustee you will get a Notice from them asking you to vote. Please follow the instructions on their Notice. Please vote with respect to each Notice you receive.

How a Proxy Works

Giving us a proxy means you authorize us to vote your shares in accordance with your directions. If you do not make any selections, your shares will be voted in favor of our director candidates, in favor of the approval of the advisory (non-binding) resolution approving the 2010 named executive officer compensation, in favor of an advisory (non-binding) vote advising the company to conduct a stockholder advisory vote on named executive officer compensation at each annual meeting, in favor of the 2011 Stock Incentive Plan and in favor of ratifying the appointment of Ernst & Young LLP.

Changing Your Vote

You may revoke your proxy before it is voted by submitting a new proxy with a later date including a proxy given over the Internet or by telephone, by voting in person at the meeting or by a notification in writing to the Secretary of Wabtec at 1001 Air Brake Avenue, Wilmerding, PA 15148.

Common Stock Outstanding

As of the close of business on March 16, 2011, approximately 48,120,651 shares of Wabtec common stock were issued and outstanding.

Quorum and Voting Information

To conduct the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the meeting. You are considered a part of the quorum if you vote over the Internet, by telephone or by submitting a properly signed proxy card if you requested copies of the proxy materials.

Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual meeting is satisfied.

To be elected, nominees for director must receive a plurality of the votes cast. This means that the two director nominees with the most votes are elected. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and abstentions with respect to the election of directors will have no effect on the outcome of the election of directors.

Approval of the 2011 Stock Incentive Plan requires, under the New York Stock Exchange (“NYSE”) rules, the favorable vote of a majority of the votes cast on the proposal. In addition, NYSE rules require that the total votes cast on this proposal represent over 50% of all shares entitled to vote on the proposal. Abstentions will be treated as a vote cast, but broker non-votes will not.

For approval, all other matters to be voted on require a favorable vote of a majority of the shares present and entitled to vote on the applicable matter. An abstention will therefore have the same effect as a vote against the applicable proposal. Broker non-votes with respect to any such proposal will have no effect on the outcome of the vote with respect to that proposal.

Approval of any other matter that properly comes before the annual meeting requires the favorable vote of a majority of shares present and entitled to vote on the matter, unless the matter requires more than a majority vote under statute or our by-laws. An abstention will have the same effect as a vote against the proposal. Broker non-votes with respect to any such proposal will have no effect on the outcome of the vote with respect to that proposal.

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditor (Proposal 5), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions.

Common Stock Ownership

Director and Executive Officer Stock Ownership

Under the proxy rules of the Securities and Exchange Commission (the “SEC”), a person beneficially owns Wabtec common stock if the person has the power to vote or dispose of the shares, or if such power may be acquired, by exercising options or otherwise, within 60 days. The table below shows how much Wabtec common stock is beneficially owned as of January 31, 2011 by our directors, nominees for director, Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers at December 31, 2010, other than the Chief Executive Officer and Chief Financial Officer, and the directors and executive officers as a group. Each person has sole voting power and sole dispositive power with respect to the shares listed unless indicated otherwise. No shares have been pledged as security by the named executive officers, directors, nominees for director or the directors and executive officers as a group.

Executive Officer	Shares Owned		Percent of Class
Albert J. Neupaver	348,833	(1)(2)	*
Alvaro Garcia-Tunon	161,461	(1)(2)	*
Charles F. Kovac	37,650	(1)(2)	*
Raymond T. Betler	30,500	(1)(2)	*
Richard A. Mathes	21,945	(1)(2)	*

Director/Nominee	Shares Owned		Percent of Class
Robert J. Brooks	343,589	(1)(2)(3)	*
Emilio A. Fernandez	680,603	(1)(2)(4)	1.41%
Lee B. Foster, II	59,572	(1)(2)(5)	*
Brian P. Hehir	20,700	(1)(2)	*
Michael W.D. Howell	25,863	(1)(2)(6)	*
William E. Kassling	836,222	(1)(2)(7)	1.74%
James V. Napier	44,083	(1)(2)(8)	*
Gary C. Valade	34,200	(1)(2)	*
Nickolas W. Vande Steeg	18,200	(1)(2)	*
Directors and Executive Officers as a Group (20 persons)	2,910,989	(1)(2)	6.05%
*	Less than 1%

(1)	Includes restricted shares as follows: Mr. Neupaver 56,000; Mr. Garcia-Tunon 18,250; Mr. Kovac 15,750; Mr. Betler 15,000; Mr. Mathes 9,000; each non-employee director 2,033.55; and all directors and executive officers as a group 168,577. The restricted stockholders have sole voting power with respect to the restricted shares but do not have sole or shared dispositive power until the restricted shares vest.

(2)	Includes options that are exercisable on or within 60 days of January 31, 2011 as follows: Mr. Neupaver 71,250; Mr. Garcia-Tunon 85,834; Mr. Kovac 14,250; Mr. Betler 12,500; Mr. Mathes 7,500; Mr. Brooks 33,666; Mr. Fernandez 18,000; Mr. Foster 20,666, Mr. Hehir 11,666; Mr. Howell 10,667; Mr. Kassling 6,666; Mr. Napier 24,666; Mr. Valade 19,666; Mr. Vande Steeg 11,666; and all directors and executive officers as a group 443,449.

(3)	Includes 44,222 shares owned by Mr. Brooks. Also includes 265,701 shares owned by Suebro, Inc., a Delaware holding company.

(4)	Includes 405,428 shares owned by Mr. Fernandez. Also includes 257,175 shares owned by Mr. Fernandez’s wife. Mr. Fernandez disclaims beneficial ownership of the shares held by his wife.

(5)	Includes 32,306 shares owned by Mr. Foster and 6,600 shares held by Foster Holdings, Inc.

(6)	Includes 6,183 shares owned by Mr. Howell, 6,513 shares owned by Mr. Howell’s wife and 2,500 shares held by Hilliard Lyons, Inc. as custodian for Mr. Howell’s retirement account. Mr. Howell disclaims beneficial ownership of the shares held by his wife.

(7)	Includes 26,624 shares owned by Mr. Kassling. Also includes 801,292 shares owned by Davideco, a Delaware corporation, and 1,640 shares owned by Mr. Kassling’s wife. Mr. Kassling disclaims beneficial ownership of the shares held by his wife.

(8)	Includes 18,917 shares owned by Mr. Napier and 500 shares held in Mr. Napier’s Keogh account.

Owners of More Than 5%

The following table shows shareholders who are known to Wabtec to be a beneficial owner of more than 5% of Wabtec’s common stock as of March 16, 2011.

Name and Address of Beneficial Owner	Beneficial Ownership (1)		Percentage of Class
Neuberger Berman Group LLC 605 Third Avenue New York, NY 10158	3,637,355	(2)	7.56%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,407,184	(3)	5%

George S. Loening 380 Lafayette Street, 6th Floor New York, NY 10003	3,067,046	(4)	6.37%
(1)	Under SEC regulations, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite such person’s name.

(2)	According to the Schedule 13G/A filed February 14, 2011, Neuberger Berman Group LLC controls Neuberger Berman LLC and certain affiliated persons. As investment advisers, certain affiliated persons that are controlled by Neuberger Berman Group LLC have investment and voting powers with respect to the shares held. Neuberger Berman LLC shares dispositive power with respect to 3,637,355 shares and shares voting power with respect to 3,178,590 shares. Neuberger Berman Management LLC shares dispositive power and voting power with respect to 2,885,600 shares. Neuberger Berman Equity Funds shares dispositive power and voting power with respect to the 2,871,200 shares.

(3)	According to the Schedule 13G filed February 9, 2011, BlackRock, Inc. has sole dispositive and voting power with respect to 2,407,184 shares.

(4)	According to the Schedule 13G filed February 15, 2011, George S. Loening is the controlling shareholder of Select Equity Group, Inc. and Select Offshore Advisors, LLC. Select Equity Group, Inc. has sole dispositive and sole voting power with respect to 2,364,288 shares. Select Offshore Advisors, LLC has sole dispositive and sole voting power with respect to 702,758 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership of Wabtec stock. Directors and officers must furnish us with copies of these reports. Based on these copies and directors’ and executive officers’ representations we believe all directors and executive officers complied with the requirements of Section 16(a) in 2010, except that William E. Kassling filed one late Form 4 covering the sale of stock on May 12, 2010. The relevant Form 4 was filed on February 9, 2011.

Proposal 1—Election of Directors

Wabtec’s Board of Directors currently has 10 members and two vacant seats. The Board is divided into three classes whose terms of office end in successive years. Emilio A. Fernandez and Lee B. Foster, II, whose terms of office are expiring, have been nominated to serve for new terms ending in 2014. James V. Napier, whose term of office is also expiring, will resign from the Board upon expiration of his three-year term in May 2011, resulting in another vacant seat on the Board.1 The Board may act at a future date to fill the remaining vacancies or reduce the size of the Board. All nominations were made by the Nominating and Corporate Governance Committee, as further described under “The Nominating and Corporate Governance Committee” on page 10, and approved by the entire Board of Directors.

Our Corporate Governance Guidelines require our directors to possess qualities and skills necessary to oversee the management of Wabtec. The Nominating and Corporate Governance Charter establishes a commitment to find nominees for membership on the Board of Directors that are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of Wabtec. As part of this process, the Nominating and Corporate Governance Charter requires the Nominating and Corporate Governance Committee to ensure that the Board of Directors consists of individuals from diverse educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management. Under the Corporate Governance Guidelines, it is the responsibility of the Nominating and Corporate Governance Committee to establish, and from time to time review with the Board, the requisite skills and characteristics for new Board members. In assessing potential nominees, the Nominating and Corporate Governance Committee will take into account the following criteria:

•	background,

•	skill needs,

•	personal characteristics,
•	diversity, and

•	business experience.

With respect to nomination of continuing directors for re-election, the committee also reviews and considers each nominee’s contributions to the Board. The Nominating and Corporate Governance Committee’s process to recommend qualified director candidates is further described on page 10 under “The Nominating and Corporate Governance Committee.” As described above, and although the Board does not have a separate diversity policy, the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director pursuant to its charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that the Board members represent diverse backgrounds. In considering nominees for director, the Nominating and Corporate Governance Committee conducts inquiries into the background and qualifications of possible candidates and actively recruits qualified individuals. The Nominating and Corporate Governance Committee assesses the effectiveness of its approach as part of the annual review of its charter and the Corporate Governance Guidelines and as part of its annual review of the effectiveness of the Board and each committee of the Board.

The description of each director and each nominee set forth below includes biographical information, on a director by director basis, and highlights the specific experience, qualifications, attributes, background and education of each director and each nominee that led the Board to conclude that each director or nominee should serve on the Board. In addition to the qualifications described in the biographical information set forth below, the Nominating and Corporate Governance Committee and the Board also determined that each director and each nominee possesses certain intangible attributes and skills, which led to the conclusion that each director and each nominee meets the criteria set forth

[1]

Pursuant to Section 4(e) of Wabtec’s Corporate Governance Guidelines, “[n]o person shall be nominated to stand for election to, nor be elected to, fill a vacancy in the Board of Directors if such election would take place after such person has attained age 72.” As the May 2011 election takes place after Mr. Napier has attained age 72, he will not be eligible to stand for re-election.

in the Corporate Governance Guidelines and is qualified to serve as one of our directors. These intangible attributes and skills include, as to each nominee, integrity, the capacity to evaluate business issues and make practical and mature judgments, willingness to devote the necessary time and effort required to serve on our Board, the skills and personality to work effectively and collegially with other directors on a Board that is responsive to Wabtec’s needs, and the self-confidence and communication skills to participate effectively in Board discussions.

Vote Required

Your proxy will be voted “for” the election of these nominees unless you withhold authority to vote for any one or more of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

Only votes “for” a candidate are counted in the election of directors. The two nominees who receive the most votes will be elected as directors.

The Board recommends you vote FOR each of the following candidates.

Director Nominees to Serve for a Three-Year Term Expiring in 2014

Emilio A. Fernandez Age 66 Director since 1995

Vice Chairman of Wabtec since March 1998; Executive Vice President of Wabtec from prior to 1997 to February 1998.

Mr. Fernandez has over 30 years of experience in executive positions in the railroad industry. His knowledge of the rail market, understanding of the company’s products and his overall business acumen provide the Board with an executive and leadership perspective on our company and the railroad industry in general.

Lee B. Foster, II Age 64 Director since 1999

Chairman of L.B. Foster Company since 1998; Chief Executive Officer of L.B. Foster Company from prior to 1997 to 2002; President of L.B. Foster Company from prior to 1997 to 2000.

Director of L.B. Foster Company, Capital Guidance Ltd., Director of Dakota, Minnesota & Eastern Railroad (“DM&E”) from 2001 to October 2007 and Wabtec Foundation.

Mr. Foster has had an extensive career within the railroad industry, including 35 years with the L.B. Foster Co., a supplier to the railroad and transit industries, where he has served in a multitude of roles including President, CEO and Chairman, as well as Director. Mr. Foster brings to the Board not only a solid background within the industry, but also his experience on various boards and committees, including the executive committee of DM&E and the audit and compensation committees of the private company Capital Guidance Ltd.

Continuing Directors with a Three-Year Term Expiring in 2013

Robert J. Brooks Age 67 Director since 1990

Executive Vice President of Wabtec from November 1999 to March 2004; Chief Financial Officer and Secretary of Wabtec since prior to 1997 to March 2003.

Executive Committee, Board of Trustees, Franklin & Marshall College; Mayor of Murrysville, Pennsylvania, since January 2010.

Mr. Brooks had an extensive career as an executive at Wabtec, including serving as its Chief Financial Officer for many years. His thorough knowledge of Wabtec and the rail industry, and his financial background and experience have enabled him to provide an important executive and leadership perspective to the Board and to the company.

William E. Kassling Age 67 Director since 1990

Chairman of Wabtec since prior to 1997; Chief Executive Officer of Wabtec from May 2004 to January 2006 and from prior to 1997 to February 2001; President of Wabtec from May 2004 to January 2006 and from prior to 1997 to February 1998.

Director of Pittsburgh Penguins Inc., Texas Rangers, Parker-Hannifin Corporation, SmartOps, Inc. and Wabtec Foundation.

Mr. Kassling has served as the Chairman of Wabtec since 1990 and has also served as its Chief Executive Officer. He has extensive knowledge of the company and the industry, and has also served as a board member for other publicly traded companies, through which he has gained additional experience in corporate governance. With his vast experience, he provides the Board with broad leadership insight on the management and operations of a public company.

Albert J. Neupaver Age 60 Director since 2006

President and Chief Executive Officer of Wabtec since February 2006; President of the Electromechanical Group of AMETEK, Inc. from 1998 to February 2006.

Director of Robbins & Myers, Inc., Wabtec Foundation, Carnegie Science Center and Koppers Inc.; Member of Board of Trustees of the Carnegie Museums.

Mr. Neupaver currently is the President and Chief Executive Officer of Wabtec, a position he has held since February of 2006. Mr. Neupaver has led the company on an unprecedented growth initiative even during a downturn in the economy and the rail industry. His leadership and business acumen have been critical elements in Wabtec’s recent success. He also serves on the boards of other public companies and non-profit organizations, through which he has gained further insight into corporate governance issues.

Continuing Directors with a Three-Year Term Expiring in 2012

Brian P. Hehir Age 57 Director since 2007

Retired in June 2008 from Merrill Lynch after 25 years of service; Vice Chairman of Investment Banking for Merrill Lynch from 1999 to 2008.

Member of Georgetown University School of Nursing and Health Studies Board of Visitors since October 2003; Member of University of Connecticut Health Center Board of Directors from November 2005 to July 2009; Member from 2004 to 2010 and Treasurer during 2008 of U.S. Lacrosse Foundation Board of Directors.

Mr. Hehir has had an extensive career in financial markets with over 30 years of experience working in investment and corporate banking. In this capacity, he advised clients on mergers and acquisitions and other corporate transactions, which are an integral part of Wabtec’s growth strategy. His experience from the highly regulated investment banking industry also provides the Board with a critical perspective on risk management.

Michael W. D. Howell Age 63 Director since 2003

Chief Executive Officer of Transport Initiatives Edinburgh Limited from May 2002 to July 2006; Chairman of FPT Group Limited for 5 years starting in April 1998.

Chairman of Trustees of City & Guilds of London Institute since September 2006; Chairman of EVO Electric Limited, London, since September, 2007; Member of Court of Clothworkers’ Company; Governor of Clothworkers’ Foundation, London; Director of Hutchison China Meditech Limited, Hong Kong since May 2006.

Mr. Howell has 30 years of experience from executive and board positions on various companies in the railroad business, such as GE Canada, Inc., GE Transportations Systems, Inc., Railtrack Group PLC and Transport Initiatives Edinburgh Limited. His vast understanding of many aspects of the United States and international railroad industries, as well as his CEO and Chairman experience, provides the Board with a broad and relevant background regarding the management and operations of a growing public company in the railroad industry.

Gary C. Valade Age 67 Director since 2005

Member of the Board of Management and Executive Vice President of Global Procurement and Supply for DaimlerChrysler from 1998 until his retirement in 2003; Executive Vice President and Chief Financial Officer and member of the Office of the Chairman of Chrysler Corporation from 1993 to 1998.

Mr. Valade had a 35-year financial career with Chrysler Corporation encompassing all aspects of financial control and accounting, including six years in the role of Chief Financial Officer, which provides the Board with important insight regarding the management, operations, financial reporting and accounting of a large public company.

Nickolas W. Vande Steeg Age 68 Director since 2007

Member of the Board of Directors of Trimble Navigation Limited since 2003; retired in March 2007 from Parker-Hannifin Corporation as President, Chief Operating Officer and Director after 35 years with the company.

Mr. Vande Steeg retired in 2007 with 35 years of experience in a Fortune 500 company where he most recently held the title of President and Chief Operating Officer. Mr. Vande Steeg’s leadership and operational background in a large public company, and particularly his knowledge of international operational management, as well as strategic pricing, purchasing and lean manufacturing, makes him well-suited to provide guidance and insight to the Board of a large international public company.

Director with a Three-Year Term Expiring in 2011

James V. Napier Age 74 Director since 1995

Chairman of Scientific Atlanta, Inc. from prior to 1997 to November 2000.

Director of Vulcan Materials Company, McKesson Corporation and Intelligent Systems, Inc.

Mr. Napier has had an extensive career in business and as the leader of a large public company. His knowledge of corporate governance, overall business acumen and experience from serving on other corporate boards have been valuable resources to the company.

The Board and Committees

The Board met six times during 2010. With one exception, all directors attended all meetings of the Board and the committees on which they served in 2010. One director was unable to attend the Board and committee meetings held on April 13, 2010. The standing Board committees that help the Board fulfill its duties include the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Board also holds regularly scheduled meetings of non-employee directors. Mr. Fernandez presided at these meetings in 2010. Mr. Kassling, who became independent in January 2011, currently presides at these meetings.

In addition to the independence requirements set forth in the listing standards of the New York Stock Exchange (the “NYSE”), the Board has adopted categorical standards to assist it in determining whether its members meet the independence requirements of the NYSE. These standards provide that the following relationships are deemed to be immaterial and would not in and of themselves impair a director’s independence:

•	a director or an immediate family member is an executive officer or employee of a company that makes payments to, or receives payments from, Wabtec or any of its subsidiaries for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenue;

•

a director serves as an executive officer of a charitable organization and Wabtec’s charitable contributions to such charitable organization in any fiscal year do not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues; and

•	a director beneficially owns less than 10% of Wabtec’s issued and outstanding common stock.

The Board has reviewed the independence of its members considering these standards and any other commercial, legal, accounting and familial relationships between the directors and Wabtec and has determined that a majority of its members are independent. Specifically, none of the following directors, Mr. Brooks, Mr. Fernandez, Mr. Foster, Mr. Hehir, Mr. Howell, Mr. Kassling, Mr. Napier, Mr. Valade and Mr. Vande Steeg, has a material relationship with Wabtec, and each such director meets the Board’s categorical independence standards and the independence requirements of the NYSE listing standards.

It is the company’s policy that all directors attend the annual meeting of stockholders if reasonably possible. All directors then serving attended the 2010 annual meeting of stockholders.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for Wabtec and the day to day leadership and performance of the company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. Because Mr. Kassling, our Chairman, was not independent under the rules of the NYSE and the Board’s categorical independence standards until January 2011, our Board of Directors appointed the Chairman of our Nominating and Corporate Governance Committee, Emilio A. Fernandez, as “lead director” to preside at all 2010 executive sessions of “non-management” directors, as defined under the rules of the NYSE. As Mr. Kassling is now independent, our Board appointed him as “lead director” to preside at all such 2011 executive sessions. The Board generally holds executive sessions five times a year. At least one executive session each year is required to be attended only by independent directors.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing and monitoring the material risks facing the company.

In its oversight role, the Board of Directors annually reviews Wabtec’s strategic plan, which addresses, among other things, the risks and opportunities facing the company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management oversight responsibility to the Board committees. As part of its responsibilities set forth in its charter, the

Audit Committee is responsible for discussing with management Wabtec’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the company’s risk assessment and risk management policies. In this regard, Wabtec’s management prepares a comprehensive risk assessment report and reviews that report with the Audit Committee each Board meeting. This report identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the company as a whole, as well as for each business unit and for corporate common services, and identifies the controls that respond to and mitigate those risks. Wabtec’s management regularly evaluates these controls, and periodically reports to the Audit Committee regarding the controls design and effectiveness. The Audit Committee also receives annual reports from management on Wabtec’s ethics program and on environmental compliance. The Compensation Committee extensively reviewed the elements of compensation to determine whether any portion of compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	rolling three-year performance targets discourage short-term risk taking;

•	incentive awards are capped by the Compensation Committee which discourages excessive risk taking;

•	equity ownership guidelines discourage excessive risk taking; and

•

Wabtec does not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of objective factors on excessive risk taking.

The Nominating and Corporate Governance Committee annually reviews Wabtec’s Corporate Governance Guidelines and their implementation. Each committee reports to the full Board.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee approved continued use of its written charter at its February 15, 2011 meeting. A current copy of the charter is available on Wabtec’s website at http://www.wabtec.com.

The principal functions of the Nominating and Corporate Governance Committee are to:

•	identify the skills and characteristics to be found in candidates to be considered to serve on Wabtec’s Board of Directors and to use such to select nominees;

•	recommend nominees for each Board committee;

•	oversee the corporate governance of Wabtec; and

•	recommend changes to Wabtec’s corporate governance guidelines.

The Committee met two times during 2010. The members of the Nominating and Corporate Governance Committee in 2010 were Mr. Brooks, Mr. Fernandez, Mr. Howell and Mr. Vande Steeg, who were each independent, as independence for such members is defined in the listing standards of the NYSE. Mr. Fernandez is the Chairman of the Nominating and Corporate Governance Committee. The composition of the current Nominating and Corporate Governance Committee remains the same.

The Committee will consider director nominees recommended by stockholders. Stockholders wishing to recommend a director candidate for consideration by the Committee can do so by writing the Secretary of Wabtec at 1001 Air Brake Avenue, Wilmerding, PA 15148 and giving the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. No candidates for Board membership have been put forward by stockholders for election at the 2011 annual meeting of stockholders.

In evaluating candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. The Committee is guided by the objective set forth in its charter of ensuring that the Board consists of individuals from diverse educational and professional experiences and backgrounds who collectively provide meaningful counsel to management. The Committee considers the candidate’s character, integrity, experience, understanding of strategy and policy-setting and reputation for working well with others. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee. If candidates are recommended by the company’s stockholders, such candidates will be evaluated using the same criteria. With respect to nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The Audit Committee

The Audit Committee acts under a written charter. The Audit Committee reviewed and approved the continued use of its written charter at its February 15, 2011 meeting. A current copy of the charter is available on Wabtec’s website at http://www.wabtec.com.

The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to stockholders, the investment community and others relating to the integrity of Wabtec’s financial statements, its financial reporting process, its systems of internal accounting and financial controls, the performance of Wabtec’s internal audit function and independent registered public accountants, the independent registered public accountant’s qualifications and independence, and Wabtec’s compliance with ethics policies and legal and regulatory requirements. The Committee is directly responsible for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm engaged by Wabtec. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Wabtec regarding accounting, internal controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee met six times in 2010. The members of the Audit Committee in 2010 were Mr. Brooks, Mr. Foster, Mr. Hehir, Mr. Howell and Mr. Valade, who are each independent, as independence is defined in the rules of the Securities and Exchange Commission and in the listing standards of the NYSE. The Board has determined that Mr. Valade, the Audit Committee’s Chairman, qualifies as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission. The composition of the current Audit Committee remains the same.

Audit Committee Report

The Audit Committee is responsible for reviewing Wabtec’s financial reporting process on behalf of the Board of Directors. Management of the company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In the performance of our oversight function, we meet with management periodically to consider the adequacy of the company’s internal controls and the objectivity of its financial reporting. We meet privately with the independent registered public accountants, who have unrestricted access to the audit committee. Specifically, we have reviewed and discussed with management and the independent registered public accountants the company’s consolidated financial statements as of and for the fiscal year ended December 31, 2010.

We have also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Furthermore, we have received and reviewed the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accountants their independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that Wabtec’s audited financial statements, as of and for the fiscal year ended December 31, 2010, be included in the company’s Annual Report on Form 10-K, for the year ended December 31, 2010, to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Gary C. Valade, Chairman

Robert J. Brooks

Lee B. Foster, II

Brian P. Hehir

Michael W. D. Howell

The Compensation Committee

The Compensation Committee provides assistance to the Board relating to the compensation of Wabtec’s officers and directors. The Compensation Committee has authority, pursuant to its charter, to make recommendations to the Board, which then establishes compensation. The Compensation Committee’s principal responsibilities include:

•	reviewing and approving goals and objectives for the Chief Executive Officer and determining the Chief Executive Officer’s compensation;

•	reviewing and recommending compensation of all directors and officers; and

•	recommending incentive compensation plans and equity-based plans.

The Compensation Committee members in 2010 were Mr. Foster, Mr. Hehir, Mr. Napier and Mr. Vande Steeg, who were each independent, as independence for such members is defined in the listing standards of the NYSE. Mr. Foster served as the Compensation Committee’s Chairman. The composition of the current Compensation Committee remains the same. The Nominating and Governance Committee recommends the Compensation Committee members who are approved by the full Board of Directors. The Compensation Committee met four times in 2010. The Compensation Committee approved continued use of its written charter at its February 15, 2011 meeting. A copy of the written charter is available on Wabtec’s website at http://www.wabtec.com.

The Compensation Committee recommends executive compensation to the Board, which then establishes these items. Base salaries are established at the beginning of the fiscal year and bonuses are awarded after fiscal year results are available. Base salaries depend mainly on the executive officer’s position and responsibility, while bonuses are based on pre-established performance factors. These factors are established at the beginning of the year and include (i) a financial performance factor measuring either earnings per share or earnings before interest and taxes and working capital management and (ii) a personal performance factor which measures whether the individual executive attained certain quantitative and measureable goals established for that executive.

Executive officers also receive long-term incentive compensation. With respect to the long-term incentive portion of executive compensation, the Compensation Committee has discretion to grant long-term incentive awards under the 2000 Stock Incentive Plan, as amended. The Company is proposing the adoption of a 2011 Stock Incentive Plan to replace the existing plan and, if such new plan is approved by stockholders, future long-term incentive awards will be made under the 2011 Stock Incentive Plan. Such awards take the form of stock options, performance units and restricted share awards. The Compensation Committee bases the amount of the award upon the executive’s job level, as well as other factors. These factors include benchmarking the total compensation an executive may earn to ensure it is competitive, compensating executives in a “pay for performance” manner and aligning the interests of the executives with the interests of the shareholders. The Committee also reviews the ratio of total compensation to total target cash compensation to ensure that the mix of long term compensation is appropriate for each executive.

On February 15, 2011, the Compensation Committee adopted a resolution that provided guidelines as to the acceleration of the vesting of stock options and restricted stock upon the normal retirement or early retirement of an employee to whom such options or restricted stock were granted under the 2000 Stock Incentive Plan. The general policy of the Compensation Committee is to consent to the acceleration of vesting upon normal retirement or early retirement of an employee in circumstances where the employee is in good standing with the company and the employee’s retirement is not inconsistent with the desires of the company. Acceleration of vesting shall be in the sole discretion of the Compensation Committee.

The Chief Executive Officer and the Vice President of Human Resources suggest guidelines in discussions with the Compensation Committee regarding executive compensation. They provide recommendations and information regarding the competitiveness of the industry, key employees, performance of individuals, succession planning and other relevant data to the committee. The Chief Executive Officer is not present during any discussions concerning his compensation. The Compensation Committee also has the authority to retain compensation consultants as it deems necessary and has the sole authority to approve such consultants’ fees.

During 2009, the Compensation Committee agreed to a management recommendation to change the compensation pay structure for the non-employee directors effective January 2010. Wabtec monitored and benchmarked the directors’ pay to ensure that Wabtec was competitive. The company used surveys by the National Association of Corporate Directors (NACD), surveys from the Conference Board and recent proxy filings to ensure competitiveness. In addition, the company created an independent index of similar sized publicly held manufacturing companies. These companies include: Tecumseh Products, Briggs and Stratton, Thomas and Betts, Regal Beloit, Woodward Governor, IDEX Corp., Sauer-Danfross, Kennametal, Trinity Industries, Flowserve and Greenbrier Companies. As a result, the Compensation Committee agreed with management recommendations to change the stock retainer to a fixed total value of stock ($100,000) versus the current practice of giving a fixed number of shares. In addition, non-employee directors will no longer receive annual stock option grants as part of their compensation package. These changes came into effect January 1, 2010. The benchmarking study also noted that the trend in director compensation reflected significant increases in compensation over the past few years, and Wabtec’s practice of paying both a cash and a stock retainer is considered a best practice by the NACD.

Compensation Committee Interlocks and Insider Participation

During 2010, Wabtec had no interlocking relationships in which (i) an executive officer of

Wabtec served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of Wabtec; (ii) an executive officer of Wabtec served as a director of another entity, one of whose executive officers served on the Compensation Committee of Wabtec; or (iii) an executive officer of Wabtec served as a member of the compensation committee of another entity, one of whose executive officers served as a director of Wabtec. No member of the Compensation Committee was at any time during the 2010 fiscal year or at any other time an officer or employee of the company, and no member had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 13 through 18 of this proxy statement with management.

Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Lee B. Foster, II, Chairman

Brian P. Hehir

James V. Napier

Nickolas W. Vande Steeg

Compensation Discussion and Analysis

Overview. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during 2010. This discussion focuses primarily on the fiscal year 2010 information contained in the following tables and related footnotes and narrative. We discuss compensation actions taken prior to 2010 or in 2011 if we believe it provides relevant information or where required.

The principal elements of our executive compensation program are base salary, annual cash incentives, and long-term equity incentives in the form of restricted stock, stock options and performance units. Our other benefits and perquisites consist of life and health insurance benefits, social and health club dues, automobile allowances for certain executive officers, tax gross-up payments and a qualified 401(k) savings or comparable foreign plan (including company matching contributions). Our philosophy is to position the aggregate of these elements at the average of that paid to executives with similar responsibilities. To ensure that the company is able to attract and retain high potential executives, the company benchmarks executive compensation using compensation surveys of similar sized companies and also uses an index average of similar sized manufacturing companies. This index includes: Tecumseh Products, Briggs and Stratton, Thomas and Betts, Regal Beloit, Woodward Governor, IDEX Corp., Sauer-Danfross, Kennametal, Trinity Industries, Flowserve and Greenbrier Companies.

Objectives and Philosophy. The overall objectives of our executive compensation program are to (i) enable us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives; (ii) provide compensation competitive with others in our industry; (iii) reward senior executive officers in a “pay for performance” manner for accomplishment of pre-defined business goals and objectives; and (iv) align the interests of our executives with our stockholders. A significant portion of total executive compensation is variable compensation linked to corporate, business unit and individual performance. Our objective is to provide a significant portion of an executive’s total compensation in a form that is contingent upon achieving established performance goals. In regard to compensation based on performance, our objective is to provide a significant portion of such compensation in the form of equity awards.

In 2010, our named executive officers compensation was allocated as follows:

Name	Salary	Annual Incentive Award	Long- Term Incentive Award
Albert J. Neupaver	17.67%	25.31%	57.02%
Alvaro Garcia-Tunon	23.53%	24.93%	51.54%
Charles F. Kovac	23.25%	26.38%	50.37%
Raymond T. Betler	25.52%	17.58%	56.89%
Richard A. Mathes	26.01%	25.74%	48.25%

In setting base salaries at the beginning of the year, the Compensation Committee generally reviews information about compensation practices and levels in Wabtec’s industry and the position and responsibility of the particular executive. The company uses benchmarking to establish base salaries as discussed below. The annual incentive award for 2010 is a cash award determined by the Compensation Committee based on pre-established performance factors. These factors are established at the beginning of the year and include (i) a financial performance factor measuring earnings before interest and taxes and working capital management and (ii) a personal performance factor which measures whether the individual executive attained pre-determined goals and objectives established for that executive which are tied to the overall company strategic objectives for that year. Long-term incentives in the form of stock options, restricted stock and performance units are granted to provide the opportunity for long-term compensation based upon the performance of Wabtec and its ability to meet its long term goals and objectives.

Compensation Process.

Compensation Committee. Executive officer compensation is administered by the Compensation Committee. The Compensation Committee recommends base salaries and bonuses of executive officers to the Board, which then approves these items. The Committee approved the 2010 compensation arrangements described in this compensation discussion and analysis and recommended them to the full Board, which then approved them. Our Board of Directors delegates to the Compensation Committee the direct responsibility for, among other matters:

•	reviewing and approving goals and objectives for the Chief Executive Officer and determining the Chief Executive Officer’s compensation;
•	reviewing and recommending compensation of all directors and executive officers; and

•	recommending incentive compensation plans and equity-based plans.

Role of Compensation Experts. Pursuant to its charter, the Compensation Committee is authorized to engage compensation consultants to assist it with its duties. The Compensation Committee has the sole authority to retain and terminate any outside counsel or other experts or consultants to assist it in the evaluation of compensation of our directors and executive officers, including the sole authority to approve such consultants’ fees and other retention terms. The company utilized a compensation consultant in conjunction with determining long-term goals and objectives as part of the company’s long-term incentive compensation plan for the 2006–2008 performance period. The same methodology has been utilized by Wabtec to determine goals for subsequent performance periods. The Compensation Committee may also obtain advice from legal, accounting, human resources and other advisors as it deems necessary.

Role of Our Executive Officers in the Compensation Process. The Chief Executive Officer and the Vice President of Human Resources suggest guidelines in discussions with the Compensation Committee regarding executive compensation. They provide recommendations and information regarding the competitiveness of the industry, key employees, performance of individuals, succession and other relevant data to the committee. The Chief Executive Officer is not present during any discussions concerning his compensation.

Components of Compensation.

Our 2010 compensation program elements were primarily structured to reward our executive officers for achieving certain financial and business objectives.

Base Salaries. Base salaries for our executive officers are reviewed annually and depend mainly on the executive’s office and responsibility and are based on the competitive average for executives with similar responsibilities in peer group companies. In this regard, the company uses two different benchmarks, one a broader benchmark study based on manufacturing companies that are between $1.0 billion and $1.9 billion in revenue and a second study that is an index average of specific manufacturing companies that are similar to the company in size, geography, and industry. In this context, similar companies are defined as those that are comparable to us in size and scope, and in the nature of their businesses. This specific index includes the following companies: Tecumseh Products, Briggs and Stratton, Thomas and Betts, Regal Beloit, Woodward Governor, IDEX Corp., Sauer-Danfross, Kennametal, Trinity Industries, Flowserve and Greenbrier Companies. Individual salaries may be above or below the competitive average based on the individual’s contribution to business results, capabilities and qualifications, potential and the importance of the individual’s position to our success.

For fiscal year 2010, the base salary increases of our named executive officers ranged from 0% to 4.2% as a result of this process. These increases are discussed further in connection with the “Summary Compensation Table” which follows.

Annual Cash Incentive Awards. Our annual incentive award plan is intended to: (i) compensate participants directly if strategic and financial performance targets are achieved and (ii) reward participants for performance on those activities that are most directly under their control and for which they are held accountable. Corporate, business unit and individual performance goals under the annual incentive plan are linked to the annual business plan and budget. Bonuses are a function of the company’s overall financial performance, the participant’s individual performance and Board approval. Bonuses are based upon the success of two factors: a financial performance factor or “FPF” (ranging from 0 to 1.5 maximum), that measures either earnings per share or earnings before interest and taxes or earnings per share and working capital management; and a personal performance factor or “PPF” (ranging from 0 to 1.5 maximum) that measures whether the executive has attained certain goals agreed to by the executive, the executive’s supervisor, and the Board. The bonus formula is based on the product of the participant’s base salary, the participant’s target bonus percentage, the FPF and the PPF. To qualify for a minimum payout under the bonus plan, the business unit or company, as applicable to the particular participant, must achieve at least 80% of its plan’s EBIT and 80% of its working capital plan target for the year. We believe that this philosophy encourages Wabtec and our executives to establish ambitious goals and that it promotes teamwork, productivity and profitability. Overall, total cash compensation (the sum of salary and bonus) for our executive officers is competitive with market practice for similar executive positions in similar companies when performance goals under the annual bonus plan are achieved. Target bonuses and performance factors were approved by the Compensation Committee at its meeting in February 2010. For 2010, the company achieved a financial performance factor of 1.1976 based on EBIT and working capital plan targets. If both the financial performance factor and the applicable personal performance factor were achieved, the named executive officers would earn 100% of their target bonus.

The bonus targets for 2010 for each of the named executive officers as a percentage of base salary were:

Name	Target
Albert J. Neupaver	100%
Alvaro Garcia-Tunon	80%
Charles F. Kovac	70%
Raymond T. Betler	70%
Richard A. Mathes	70%

Mr. Neupaver, Mr. Garcia-Tunon, Mr. Kovac, Mr. Betler and Mr. Mathes participated in the annual incentive plan and each of them, due to the company’s performance and their individual performance achieved greater than their target bonus. The bonuses received as a result are reflected in the non-equity incentive plan compensation column of the “Summary Compensation Table” below.

Long-Term Incentive Compensation. We currently administer our long-term incentive compensation through the 2000 Stock Incentive Plan, as amended, under which we grant stock options, restricted stock and performance units. As of December 31, 2010, a total of 789,493 shares of common stock are available for issuance under the plan. The plan is administered by the Compensation Committee. During 2010, 142,125 shares of restricted stock, 158,150 performance units and 120,125 stock options were granted under the plan of which 62,000, 72,000, and 54,000, respectively, were granted to our named executive officers. Options and restricted stock are generally granted to employees, including our executive officers, each February as part of their long term compensation and were actually granted in February 2010. We vary the relative amounts of options and restricted stock granted in a given year based on a number of factors including the overall performance of the company, the stock price and retention of key management. Performance units are generally awarded each year for a three-year performance period and were actually granted in February 2010. The primary purposes of the long-term incentive program are to align the interests of executive officers and other key employees with those of our stockholders, to attract and retain key executive talent and to provide an incentive to meet and exceed long-term financial goals. Employees eligible for the long-term incentive program include those who are determined by the Compensation Committee to be in key policy-setting and decision-making roles, and to have responsibilities that contribute significantly to achieving our earnings goals. The size of an individual’s long-term incentive award is based primarily on individual performance, the individual’s responsibilities and position with our company. Long-term incentive award values are competitive with market practice for comparable executive positions in similar companies.

Any awards made under the 2000 Stock Incentive Plan will be recovered (a “clawback”) by the company if between the date of grant and the third anniversary of any exercise, payment or vesting of the award, the participant:

(i)	engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the company or any of its subsidiaries;

(ii)	induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the company or any of its subsidiaries to cease doing business with the company or any of its subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the company or any of its subsidiaries;

(iii)	solicits any employee of the company or any of its subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the company or any of its subsidiaries; or

(iv)	makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the company or any of its subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies).

The clawback does not apply following the occurrence of a change of control event unless the award agreement specifically so provides.

Wabtec is proposing the adoption of a 2011 Stock Incentive Plan to replace the existing plan and, if such new plan is approved by stockholders, future long-term incentive awards will be made under the 2011 Stock Incentive Plan. Under the 2011 Stock Incentive Plan, the company will be able to grant 1,900,000 shares plus any shares which remain eligible for grant under the existing plan on the date the shareholders approve the 2011 Stock Incentive Plan. We expect to make grants under and administer the 2011 Stock Incentive Plan in the same manner as we do with the existing plan.

Stock options and restricted stock are a part of our long-term incentive compensation program that seeks to align the interests of our executives with our stockholders. We have typically granted stock options and restricted stock in February of the applicable year. We have historically awarded options to purchase our common stock to executive officers at the fair market value (average of the high and low price) of our common stock at the grant date. We have not back-dated any option awards. The vesting schedule for each grant of options and restricted stock is determined by the Compensation Committee and has typically been in 25% increments over a four-year period. In February of 2010, we granted both restricted stock and stock options to all named executive officers as part of their long term compensation with the company.

In addition, in 2004, the company implemented a three-year long-term incentive program. This program is designed to reward executives on meeting or exceeding economic profit growth goals. Economic profit is a measure of the extent to which the company produces financial results in excess of its cost of capital. The program is structured as a rolling three-year plan; each year starts a new three-year performance cycle with the most recent cycle being 2010-2012. For each executive selected to participate in this program, we establish a target grant of performance units at the beginning of each three-year performance cycle. A performance unit is equal to a share of Wabtec common stock. If Wabtec achieves its three-year cumulative economic profit goal, then participants will earn the target grant of performance units. In general, the goals increase each year taking into account expected market conditions, and are intended to reflect a superior performance by management. If Wabtec achieves the maximum three-year cumulative economic profit goal, a participant will earn a maximum number (equal to two times the target level) of performance units. If Wabtec achieves the threshold three-year cumulative economic profit goal, a participant will earn a threshold number (equal to one-quarter of the target level) of performance units. No performance units will be earned for performance below the three-year cumulative economic profit threshold and no additional performance units will be earned for performance exceeding the three-year cumulative economic profit maximum. This program is intended to encourage the long-term stability of Wabtec’s management by establishing ambitious goals designed to promote the long-term productivity and profitability of the company. If a program participant leaves the company voluntarily, or is terminated for cause, he or she is not eligible to receive any performance units he or she may have earned under the program. If a program participant otherwise leaves the company, his or her payout may be pro-rated in accordance with the amount of time he or she participated in the program relative to the performance period. For the 2010–2012 performance cycle, the Compensation Committee approved target goals based on cumulative economic profit for the performance period. These goals were based on a range of considerations including expected demand in Wabtec’s key end user markets, investor expectations and management’s business plan which includes year over year growth.

During 2010, Wabtec achieved 50.25% of its target three-year cumulative economic profit goal of $304,585,000 for the 2008–2010 performance cycle, which resulted in the following payouts in March 2011 to the named executive officers:

Mr. Neupaver	17,085 shares of Wabtec common stock with a value at payout of $954,795
Mr. Garcia-Tunon	5,025 shares of Wabtec common stock with a value at payout of $280,822
Mr. Kovac	3,015 shares of Wabtec common stock with a value at payout of $168,493
Mr. Betler	Not eligible
Mr. Mathes	Not eligible

Executive Officers as a group received 37,688 shares of Wabtec common stock with a value at payout of $2,106,194.

Stock Ownership Requirements. In February 2007, Wabtec approved stock ownership guidelines for executive management and for non-employee board members. These guidelines were established to encourage our key employees and Board members to own and retain shares of stock. The guidelines are as follows: President and CEO to accumulate shares equal to seven times base salary; members of the executive office to accumulate shares equal to three times base salary; general managers and equivalent to accumulate shares equal to two times base salary; and non-employee Board members to accumulate shares equal to four times their retainer and board fees. These ownership guidelines are to be achieved within three to five years and are defined as a multiple of base salary for executives and a multiple of cash compensation for the non-employee board members. As of March 16, 2011, our directors and executive officers as a group owned approximately 6.05% of our common stock.

Perquisites and Other Personal Benefits. Supplemental benefits are offered to selected executive officers with the goal of attracting and retaining key executive talent. Those perquisites may include: life and health insurance benefits, social and health club dues, automobile allowances for certain executive officers, and tax gross-up payments.

Post-Termination Compensation.

The company does not generally provide employment agreements to its executive officers. On June 30, 2009, the Board of Directors entered into employment continuation agreements with eight senior executive officers, including the following named executive officers: Albert J. Neupaver, Alvaro Garcia-Tunon, Charles F. Kovac, Richard A. Mathes and Raymond T. Betler. These agreements are discussed below generally, and as applicable in the event of a change of control of Wabtec. Also discussed below, certain of our benefit plans contain provisions that address termination of an individual or a change in control of the company.

Tax Implications of Executive Compensation. Our aggregate deductions for each named executive officer’s compensation are potentially limited by Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent the aggregate amount paid to an executive officer exceeds $1.0 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Internal Revenue Code.

Summary Compensation Table

This table shows the compensation for Wabtec’s Chief Executive Officer, Wabtec’s Chief Financial Officer and the three other most highly paid executive officers, other than the Chief Executive Officer and Chief Financial Officer, at December 31, 2010.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Albert J. Neupaver	2010	$815,000	$2,406,915	$455,490	$1,270,795	$71,932	$5,020,132
President and Chief Executive Officer	2009	$787,500	$1,566,000	$629,640	$462,641	$68,291	$3,514,072
	2008	$758,704	$1,777,350	$624,000	$710,881	$77,161	$3,948,096

Alvaro Garcia-Tunon	2010	$370,000	$802,305	$151,830	$461,540	$65,656	$1,851,331
Executive Vice President, Chief Financial Officer and Secretary	2009	$355,000	$522,000	$209,880	$178,762	$61,060	$1,326,702
	2008	$343,512	$522,750	$187,200	$273,788	$49,907	$1,377,157

Charles F. Kovac	2010	$323,200	$687,690	$101,220	$413,226	$40,889	$1,566,225
Senior Vice President-Freight Products Group	2009	$300,000	$348,000	$139,920	$103,636	$196,313	$1,087,869
	2008	$253,127	$313,650	$112,320	$167,884	$59,427	$906,408

Raymond T. Betler	2010	$310,000	$687,690	$101,220	$243,816	$43,920	$1,386,646
Chief Operating Officer	2009	$300,000	$348,000	$139,920	$113,428	$43,287	$944,635

Richard A. Mathes	2010	$300,000	$534,870	$101,220	$339,314	$42,914	$1,318,318
Vice President Strategic Planning	2009	$300,000	$348,000	$139,920	$26,302	$28,482	$842,704
(1)	Reflects the aggregate grant date fair value dollar amount computed in accordance with FASB ASC Topic 718, which we refer to as “ASC 718”, related to the awards of a) restricted stock made to the named executive officers in February 2008, 2009 and 2010 under the 2000 Stock Incentive Plan, as amended; and b) long-term incentive awards granted to the named executive officers in fiscal years 2008, 2009 and 2010 for the 2008-2010, 2009-2011 and 2010-2012 performance periods respectively. For the assumptions used in the calculation of this amount under ASC 718, see Note 12 of the Notes to the Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Reflects the aggregate grant date fair value dollar amount computed in accordance with ASC 718 related to the named executive officers that had stock options granted during the year. For the assumptions used in the calculation of this amount under ASC 718, see Note 12 of the Notes to the Consolidated Financial Statements in Wabtec’s Annual Report of Form 10-K for the year ended December 31, 2010.

(3)	Reflects amounts earned by the named executive officers for fiscal year 2010 under Wabtec’s annual incentive award plan. Payment for 2010 performance was made in February 2011.

(4)	The following table sets forth a detailed breakdown of the items which compose “All Other Compensation”

Name	Year	Financial and Estate Planning, Tax Preparation Services and Miscellaneous			Tax Gross Up Payments	Car Allowances	Social and Health Club Dues	Company Matching Contribution to 401(k) Plan	Imputed Group Term Life Insurance Premium Payments	Total
Albert J. Neupaver	2010	$			$21,077	$26,150	$4,674	$14,700	$5,331	$71,932
	2009		$—		$20,240	$26,216	$3,384	$14,700	$3,751	$68,291
	2008		$—		$24,264	$31,029	$4,456	$13,800	$3,612	$77,161

Alvaro Garcia-Tunon	2010	$			$19,681	$16,561	$12,222	$14,700	$2,492	$65,656
	2009		$—		$17,787	$16,597	$9,415	$14,700	$2,561	$61,060
	2008		$—		$13,699	$8,312	$11,722	$13,800	$2,374	$49,907

Charles F. Kovac	2010	$			$10,204	$10,666	$4,257	$14,700	$1,062	$40,889
	2009		$150,223	(1)	$12,330	$14,288	$3,745	$14,700	$1,027	$196,313
	2008		$12,650	(1)	$17,877	$14,222	$—	$13,800	$878	$59,427

Raymond T. Betler	2010	$			$11,060	$13,861	$2,314	$14,700	$1,985	$43,920
	2009		$—		$11,144	$14,033	$2,264	$14,700	$1,146	$43,287

Richard A. Mathes	2010	$			$4,094	$15,720	$6,336	$14,700	$2,064	$42,914
	2009		$—		$—	$15,962	$—	$10,800	$1,720	$28,482
(1)	Represents reimbursements made to Mr. Kovac with respect to his relocation in 2008.

For 2010, the base salary increases of our named executive officers resulting from the process described in the Compensation Discussion and Analysis follows:

Mr. Neupaver	3.5%
Mr. Garcia-Tunon	4.2%
Mr. Kovac(1)	3.3%
Mr. Betler	3.3%
Mr. Mathes	0%

The average increase for named executive officers in 2010 was 3.1% and the range for the executive officers as a group was 0% – 7.14%. The Compensation Committee is dedicated to ensuring competitive compensation for each of Wabtec’s key employees.

(1)	Although Mr. Kovac’s base salary increase, as reflected in the Summary Compensation Table, was 7.7%, the increase was due, in part, to a reduction in perquisites. His actual increase in base salary as a result of the process described in the Compensation Discussion and Analysis was 3.3% as reflected in the above table.

2010 Grants of Plan Based Awards

This table shows the equity based awards granted in 2010 to Wabtec’s Chief Executive Officer, Wabtec’s Chief Financial Officer and the three most highly paid executive officers, other than the Chief Executive Officer and the Chief Financial Officer in 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (5)
Name	Grant Date	Thresh- old	Target	Maxi- mum	Thresh- old	Target	Maxi- mum
Mr. Neupaver		$0	$815,000	$1,833,750
	2/17/10				18,000	36,000	72,000
	2/17/10							27,000			$1,031,535
	2/17/10								27,000	$38.205	$455,490
Mr. Garcia-Tunon		$0	$296,000	$666,000
	2/17/10				6,000	12,000	24,000
	2/17/10							9,000			$343,845
	2/17/10								9,000	$38.205	$151,830
Mr. Kovac		$0	$226,240	$509,040
	2/17/10				4,000	8,000	16,000
	2/17/10							10,000			$382,050
	2/17/10								6,000	$38.205	$101,220
Mr. Betler		$0	$217,000	$488,250
	2/17/10				4,000	8,000	16,000
	2/17/10							10,000			$382,050
	2/17/10								6,000	$38.205	$101,220
Mr. Mathes		$0	$210,000	$472,500
	2/17/10				4,000	8,000	16,000
	2/17/10							6,000			$229,230
	2/17/10								6,000	$38.205	$101,220
(1)	Reflects the possible payments under Wabtec’s annual incentive award plan.

(2)	Reflects the grant of performance units for the three-year performance period of 2010-2012 under Wabtec’s 2000 Stock Incentive Plan approved by the Compensation Committee in February 2010. These columns reflect the range of payouts possible for this grant. A performance unit is equal to a share of Wabtec common stock. If Wabtec achieves its three-year cumulative economic profit goal, then participants will earn the target number of performance units. In general, the goals increase each year taking into account expected market conditions, and are intended to reflect a superior performance by management. If Wabtec achieves the maximum three-year cumulative economic profit goal, a participant will earn a maximum number (equal to two times the target level) of performance units. If Wabtec achieves the threshold three-year cumulative economic profit goal, a participant will earn a threshold number (equal to one-quarter of the target level) of performance units. No performance units will be earned for performance below the three-year cumulative economic profit threshold and no additional performance units will be earned for performance exceeding the three-year cumulative economic profit maximum. Payouts for these awards, if any, will be made by March 15, 2013.

(3)	Reflects the grant of restricted stock to the named executive officers on February 17, 2010 under Wabtec’s 2000 Stock Incentive Plan. One-fourth of the shares vested on March 1, 2011 and the remaining shares will vest in one-fourth increments on March 1, 2012, March 1, 2013 and March 1, 2014.

(4)	Reflects the grant of options to the named executive officers on February 17, 2010 under Wabtec’s 2000 Stock Incentive Plan. One fourth of the options vested on March 1, 2011 and the remaining options will vest in one-fourth increments on March 1, 2012, March 1, 2013 and March 1, 2014.

(5)	Reflects the grant date fair value computed in accordance with ASC 718.

2010 Outstanding Equity Awards at Fiscal Year-End

This table provides information concerning unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2010 for Wabtec’s Chief Executive Officer, Wabtec’s Chief Financial Officer and the three most highly paid executive officers, other than the Chief Executive Officer and the Chief Financial Officer.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
Albert J. Neupaver	25,000	25,000	34.85	2/20/18	7,000	(2)	$371,875	89,085	(1)	$4,978,515
	13,500	40,500	29.00	2/17/19	8,500	(3)	$451,563
	0	27,000	38.205	2/17/20	13,500	(4)	$717,188
					27,000	(5)	$1,434,375
Alvaro Garcia-Tunon	40,000		10.77	2/24/13	2,250	(2)	$119,531	29,025	(1)	$1,622,062
	3,334		16.33	2/17/14	2,500	(3)	$132,813
	20,000		17.07	2/24/15	4,500	(4)	$239,063
	7,500	7,500	34.85	2/20/18	9,000	(5)	$478,125
	4,500	13,500	29.00	2/17/19
	0	9,000	38.205	2/17/20			—
Charles F. Kovac	4,500	4,500	34.85	2/20/18	1,500	(3)	$79,688	19,015	(1)	$1,062,653
	3,000	9,000	29.00	2/17/19	3,000	(4)	$159,375
	0	6,000	38.2005	2/17/20	10,000	(5)	$531,250
					1,250	(6)	$66,406
Raymond T. Betler	5,000	5,000	58.085	8/18/18	3,000	(4)	$159,375	16,000	(1)	$894,160
	3,000	9,000	29.00	2/17/19	10,000	(5)	$531,250
	0	6,000	38.205	2/17/20	2,000	(7)	$106,250
Richard A. Mathes	3,000	9,000	29.00	2/17/19	3,000	(4)	$159,375	16,000	(1)	$894,160
	0	6,000	38.205	2/17/20	6,000	(5)	$318,750
(1)	This represents the aggregate number of actual performance units granted relative to the 2008-2010 long-term incentive plan, the target performance units that would be paid out upon the company meeting financial goals relative to the 2009-2011 long-term incentive plan and the target performance units that would be paid out upon the company meeting financial goals relative to the 2010-2012 long-term incentive plan.

(2)	This represents the number of restricted shares of Wabtec stock that were granted in 2007 to the executive under the 2000 Stock Incentive Plan and that remain unvested as of December 31, 2010. One-fourth vested on February 21, 2008, February 21, 2009, February 21, 2010 and February 21, 2011.

(3)	This represents the number of restricted shares of Wabtec stock that were granted in 2008 to the executive under the 2000 Stock Incentive Plan and that remain unvested as of December 31, 2010. One-fourth vested on February 20, 2009, February 21, 2010 and February 20, 2011 and the remaining one-fourth will vest on February 20, 2012.

(4)	This represents the number of restricted shares of Wabtec stock that were granted in 2009 to the executive under the 2000 Stock Incentive Plan and that remain unvested as of December 31, 2010. One-fourth vested on February 17, 2010 and February 17, 2011 and the remaining shares will vest in one-fourth increments on February 17, 2012 and February 17, 2013.

(5)	This represents the number of restricted shares of Wabtec stock that were granted in 2010 to the executive under the 2000 Stock Incentive Plan and that remain unvested as of December 31, 2010. One-fourth vested on March 1, 2011 and the remaining will vest in one-fourth increments on March 1, 2012, March 1, 2013 and March 1, 2014.

(6)	This represents the number of restricted shares of Wabtec stock that were granted in 2007 to the executive under the 2000 Stock Incentive Plan and that remain unvested as of December 31, 2010. One-fourth vested on October 16, 2008, October 16, 2009 and October 16, 2010 and the remaining shares will vest on October 16, 2011.

(7)	This represents the number of restricted shares of Wabtec stock that were granted in 2008 to the executive under the 2000 Stock Incentive Plan and that remain unvested as of December 31, 2010. One-fourth vested on August 18, 2009 and August 18, 2010 and the remaining shares will vest in one-fourth increments on August 18, 2011 and August 18, 2012.

Option Exercises and Stock Vested

This table provides information concerning vesting of stock, including restricted stock, restricted stock units and similar instruments, during 2010 for Wabtec’s Chief Executive Officer, Wabtec’s Chief Financial Officer and the three most highly paid executive officers, other than the Chief Executive Officer and the Chief Financial Officer on an aggregate basis. No stock options were exercised by the named executive officers in 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Albert J. Neupaver	64,167	$2,516,414	(2)
Alvaro Garcia-Tunon	8,000	$308,898	(2)
Charles F. Kovac	3,000	$127,034
Raymond T. Betler	2,000	$81,943
Richard A. Mathes	1,000	$38,205
(1)	Calculated by multiplying the number of shares of restricted stock that vested by the market price of Wabtec’s common stock on the vesting date.

(2)	This includes a payout under the 2007-2009 long-term incentive plan. Under this plan, Mr. Neupaver and Mr. Garcia-Tunon earned and were paid on March 10, 2010 a payout of 25,612 and 8,232 shares of Wabtec common stock, respectively, with the respective value on that date of $1,053,959 and $338,755. None of the other named executive officers earned payouts or participated in the plan.

Potential Payments Upon Termination or Change in Control

Mr. Neupaver’s Employment Agreement

Under the terms of the employment agreement, if Mr. Neupaver voluntarily terminates his employment from Wabtec or if he is terminated for cause, he will receive only the portion of his restricted stock that has vested. If he is terminated for other than cause, he will receive the entire amount of the restricted stock granted, regardless of its vesting status. If Mr. Neupaver had been terminated for reasons other than cause at December 31, 2010, the value of this benefit to him would have been $2,975,000 based on Wabtec’s closing stock price of $53.125 on December 31, 2010, as if 56,000 shares had vested. If Mr. Neupaver is terminated due to a change of control, his severance would be equal to two times his base salary and target bonus and he would be eligible to participate in Wabtec’s medical benefit program for two years from his termination date which amounts and benefits are provided under his employment continuation agreement. If Mr. Neupaver had been terminated due to a change of control at December 31, 2010, the value of the benefit to him would have been $3,279,200.

Employment Continuation Agreements with Certain Executive Officers

On June 30, 2009, Wabtec entered into employment continuation agreements with eight senior executive officers, including the following named executive officers: Albert J. Neupaver, Alvaro Garcia-Tunon, Charles F. Kovac, Raymond T. Betler and Richard A. Mathes. The purpose of the agreements is to ensure that, in the event Wabtec is confronted with a situation that could result in a change in ownership or control of the company, the named executive officers are provided certain financial assurances to enable them to perform the responsibilities of the position without undue distraction and to exercise judgment without bias due to personal circumstances, since continuity of management will be essential to its ability to evaluate and respond to such situation in the best interests of stockholders. Under each Agreement, if the executive is employed on the date on which a change of control, as defined in the agreements, occurs then the executive will be entitled to remain employed by Wabtec until the 24-month anniversary of the change of control, subject to certain termination provisions.

During the employment period, the executive will (a) receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control, (b) be afforded the opportunity to receive a bonus (i) on terms and conditions no less favorable to the executive than the annual bonus opportunity made available to the executive for the fiscal year ended immediately prior to the change of control and (ii) in an amount not less than the target bonus amount for the executive in the fiscal year ending immediately prior to the change of control, (c) participate in all long-term incentive compensation programs for key executives and benefit plans at a level that is commensurate with the executive’s opportunity to participate in such plans immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (d) receive vacation and fringe benefits and office and support staff at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (e) receive expense reimbursement at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive thereafter and (f) be indemnified, during and after his employment period, for claims arising from or out of the executive’s performance as an officer, director or employee of Wabtec or any of its subsidiaries, or in any other capacity while serving at the request of the company, to the maximum extent permitted by applicable law and Wabtec’s governing documents. Wabtec is also required to maintain existing or comparable insurance policies covering such matters at a level of protection that is no less than that afforded under the company’s governing documents in effect immediately prior to the change of control.

Death or Disability. If an executive’s employment is terminated after a change of control due to death or disability, the executive will receive only the executive’s base salary through the date of termination, any vested amounts or benefits under Wabtec’s benefit plans, including accrued but unpaid vacation and any benefits payable for death or disability under applicable plans or policies. If, after a change of control, any of the five named executive officers had been terminated due to death at December 31, 2010, the value of the life insurance benefits payable under Wabtec’s plan to such executive would have been: Mr. Neupaver $750,000, Mr. Garcia-Tunon $533,000, Mr. Kovac $750,000, Mr. Betler $1,050,000, Mr. Mathes $750,000 or, in the case of termination for disability at December 31, 2010, the value of the disability benefits under Wabtec’s plan to such executive would have been: Mr. Neupaver $240,000, Mr. Garcia-Tunon $213,000, Mr. Kovac $120,000, Mr. Betler $180,000, Mr. Mathes $180,000. In addition to the benefits paid pursuant to the employment continuation agreement, upon a change in control, stock options become exercisable, restrictions on restricted stock lapse and performance units are deemed to have been fully earned as described under the “2000 Stock Incentive Plan” below.

For Cause/Voluntary Termination. If, after a change of control, an executive’s employment is terminated by Wabtec for cause, or the executive voluntarily terminates his or her employment other than for good reason, the executive will receive only the executive’s base salary through the date of termination and any vested amounts or benefits under Wabtec’s benefit plans, including accrued but unpaid vacation. If, after a change of control any of the five named executive officers had been terminated by the company for cause, or the executive voluntarily terminated his employment other than for good reason, at December 31, 2010, no benefits would have been payable to Messrs. Neupaver, Garcia-Tunon, Kovac, Betler and Mathes. In addition to benefits paid pursuant to the employment continuation agreement, upon a change in control, stock options become exercisable, restrictions on restricted stock lapse and performance units are deemed to have been fully earned under the “2000 Stock Incentive Plan” below.

Other than for Cause/Good Reason. If, after a change of control, an executive’s employment is terminated by Wabtec other than for cause or the executive terminates his employment for good reason the executive will receive (a) the executive’s base salary through the date of termination, (b) a cash amount equal to two times the sum of the executive’s annual base salary and the target bonus amount for the executive for the fiscal year ending immediately prior to the change of control, and (c) any vested benefits under Wabtec’s benefit plans, including accrued but unpaid vacation and including benefits under the

2000 Stock Incentive Plan. The executive will also be entitled to continue participation in all of Wabtec’s employee and executive welfare and fringe plans until the earlier of the 24 month anniversary of the termination date and the date the executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer. The amounts described are subject to reduction as may be necessary to avoid characterization of amounts as “excess parachute payments” under the Internal Revenue Code. If, after a change of control, any of the five named executive officers had been terminated by the company other than for cause, or if the executive had terminated his employment for good reason, at December 31, 2010, the value of the benefit to such executive would have been: Mr. Neupaver $3,279,200, Mr. Garcia-Tunon $1,351,200, Mr. Kovac $1,118,080, Mr. Betler $1,073,200, Mr. Mathes $1,039,200. In addition to the benefits paid pursuant to the employment continuation agreement, upon a change in control, stock options become exercisable, restrictions on restricted stock lapse and performance units are deemed to have been fully earned as described under the “2000 Stock Incentive Plan” below.

Potential Change of Control. If, after the occurrence of a potential change of control, as defined in the Agreement, and prior to a change of control, (a)(i) an executive’s employment is terminated by the company other than for cause or by the executive for good reason or (ii) the company terminates the Agreement and (b) a change of control, which also constitutes certain changes in ownership or effective control under Section 409A of the Internal Revenue Code of 1986, as amended, occurs within one year of the termination, the executive will be deemed, solely for purposes of determining the executive’s rights under the employment continuation agreement, to have remained employed until the change of control and to have been terminated by the company without cause immediately after the change of control. In such case, at December 31, 2010, the value to the executive would have been: Mr. Neupaver $3,279,200, Mr. Garcia-Tunon $1,351,200, Mr. Kovac $1,118,080, Mr. Betler $1,073,200, Mr. Mathes $1,039,200.

Wabtec may terminate the employment continuation agreements at any time prior to the occurrence of a change of control without liability, except as may arise in circumstances relating to a potential change of control.

2000 Stock Incentive Plan

Under the 2000 Stock Incentive Plan, in instances of disability, death during employment or a Section 8 Event as defined in the Plan, which generally includes a change of control of Wabtec, all outstanding options become exercisable even if not otherwise exercisable. In instances of a Section 8 Event only, all restrictions on restricted stock lapse. For performance units, in instances of a Section 8 Event, all performance units are deemed to have been fully earned regardless of the attainment of performance targets. The following table provides the value of such benefits for each of our named executive officers as if the applicable event occurred on December 31, 2010:

Name	Disability	Death During Employment	Section 8 Event (3)
Mr. Neupaver
Options	$2,619,340	$2,619,340	$2,619,340
Restricted Stock	—	—	$2,975,000
Performance Units(2)	—	(1)	$11,262,500
Mr. Garcia-Tunon
Options	$3,380,630	$3,380,630	$3,380,630
Restricted Stock	—	—	$969,531
Performance Units(2)	—	(1)	$3,612,500
Mr. Kovac
Options	$543,495	$543,495	$543,495
Restricted Stock	—	—	$836,719
Performance Units(2)	—	(1)	$2,337,500
Mr. Betler
Options	$379,020	$379,020	$379,020
Restricted Stock	—	—	$796,875
Performance Units(2)	—	(1)	$1,700,000
Mr. Mathes
Options	$379,020	$379,020	$379,020
Restricted Stock	—	—	$478,125
Performance Units(2)	—	(1)	$1,700,000
(1)	The Compensation Committee has discretion in instances of death during employment, voluntary termination with consent and retirement to decide to pay all or part of a performance award contingent upon achievement of performance and based on a variety of factors which may result in an incremental benefit to a named executive officer. The incremental benefit would be the same as that disclosed under “Section 8 Event” if the Compensation Committee decided to pay all of the award.

(2)	Assumes maximum number of units are paid and includes units which were vested as of December 31, 2010 but were not yet paid to participants.

(3)	Furthermore, Wabtec will pay cash (on a grossed-up basis) for the amount of excise tax due from an optionee or awardee that is deemed to have received an excess payment on a change of control. These provisions may be considered as having an anti-takeover effect.

Director Compensation

The following table provides information concerning the compensation of our non-employee directors for the period January 1, 2010 through December 31, 2010:

Name	Fees Earned or Paid in Cash		Stock Awards (1)(2)		Total
Robert J. Brooks	$55,000		$100,000		$155,000
Emilio A. Fernandez	$50,000		$100,000		$150,000
Lee B. Foster, II	$63,000		$100,000	(5)	$163,000
Michael W. D. Howell	$55,000		$100,000	(5)	$155,000
William E. Kassling(3)	$105,500	(4)	$100,000		$205,500
James V. Napier	$49,500	(4)	$100,000	(5)	$149,500
Gary V. Valade	$62,000		$100,000		$162,000
Brian P. Hehir	$58,000		$100,000		$158,000
Nickolas W. Vande Steeg	$52,500		$100,000		$152,500
(1)	Reflects the aggregate grant date fair value dollar amount calculated in accordance with ASC 718 related to the awards of stock to the directors under the 1995 Non-Employee Directors’ Fee and Stock Option Plan. For the assumptions used in the calculation of this amount under ASC 718, see Note 12 of the Notes to Consolidated Financial Statements in Wabtec’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	The annual award of the $100,000 stock retainer was made on May 13, 2010, with each non-employee director being granted 2,033.55 restricted shares of Wabtec common stock with a grant date fair market value of $49.175 per share.

(3)	Mr. Kassling serves as non-employee Chairman of the Board.

(4)	Mr. Kassling and Mr. Napier elected to defer cash retainer of $100,000 and $35,000 respectively.

(5)	Mr. Napier, Mr. Howell and Mr. Foster elected to defer 50%, 100% and 100% of the stock retainer respectively.

Each non-employee director of Wabtec, other than our non-employee Chairman, receives an annual cash retainer of $35,000 for his services as a director. In addition, each director is entitled to receive $1,500 for each Board meeting or Board committee meeting that he attends in person and $1,000 for each Board meeting or Board committee meeting in which he participates by telephone. Our non-employee Chairman receives an annual retainer of $100,000. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings and other activities relating to the Board or its committees.

In addition, the non-employee directors also participate in the Amended and Restated 1995 Non-Employee Directors’ Fee and Stock Option Plan. Under this plan, newly elected directors are eligible to receive 5,000 stock options (vesting one-third on each subsequent anniversary date). The aggregate number of stock options outstanding as of December 31, 2010 for each non-employee director under the plan is as follows: Mr. Brooks 5,000;

Mr. Fernandez 19,334; Mr. Foster 22,000; Mr. Hehir 13,000; Mr. Howell 12,001; Mr. Kassling 8,000; Mr. Napier 26,000; Mr. Valade 21,000; and Mr. Vande Steeg 13,000. No stock options were granted to the non-employee directors in 2010.

Effective January 1, 2010, Wabtec adopted and approved a new compensation structure for all Wabtec non-employee directors under the 1995 Non-Employee Directors’ Fee and Stock Option Plan. Under the terms of the new plan, the non-employee directors will no longer receive 1,500 shares of Wabtec common stock, but will instead receive an annual stock retainer equal to $100,000 at the annual meeting held in May each year. Accordingly, each non-employee director was granted 2,033.55 restricted shares of Wabtec common stock based on the fair market value of Wabtec stock on May 13, 2010 ($49.175). The stock retainer is restricted for 12 months from the date of issue and will vest on May 13, 2011. If a director voluntarily resigns or is otherwise terminated within 12 months from the grant of the restricted shares, the director will forfeit the shares.

In December 2009, the Board approved and adopted a Deferred Compensation Plan for executive officers and non-employee directors. Under the terms of the plan, eligible participants may defer the annual stock and/or cash retainer, provided that any deferral of the stock retainer will be subject to the same vesting and forfeiture conditions as if the stock retainer had not been deferred. During 2010, Mr. Kassling and Mr. Napier elected to defer cash retainer of $100,000 and $35,000, respectively. In addition, Mr. Napier, Mr. Howell and Mr. Foster elected to defer 50%, 100% and 100% of the stock retainer, respectively.

Proposal 2—Advisory (Non-Binding) Resolution Relating to 2010 Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law by President Obama on July 21, 2010, requires public companies to provide their stockholders with a non-binding vote to approve executive compensation at least once every three years. We are providing this stockholder advisory vote on our executive compensation in accordance with Section 14A of the Exchange Act.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The overall objectives of our executive compensation program are to (i) enable us to attract, motivate and retain key executive talent essential to the achievement of our short-term and long-term business objectives; (ii) provide compensation competitive with others in our industry; (iii) reward senior executive officers in a “pay for performance” manner for accomplishment of pre-defined business goals and objectives; and (iv) align the interests of our executives with our stockholders. A significant portion of total executive compensation is variable compensation linked to corporate, business unit and individual performance. Our objective is to provide a significant portion of an executive’s total compensation in a form that is contingent upon achieving established performance goals. In regard to compensation based on performance, our objective is to provide a significant portion of such compensation in the form of equity awards.

Pursuant to the Securities and Exchange Commission rules, we are asking you to approve the 2010 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

Under the Dodd-Frank Act and the related Securities and Exchange Commission rules, your vote on this resolution is an advisory or “non-binding” vote. This means that the purpose of the vote is to provide stockholders with a method to give their opinion to the Board of Directors of Wabtec about certain issues, like executive compensation. None of the Board, its committees or Wabtec is required by law to take any action in response to the stockholder vote. However, the Board values our stockholders’ opinions, and the Board intends to evaluate the results of the 2011 vote carefully when making future decisions regarding compensation of the named executive officers. We believe that providing our stockholders with an advisory vote on our executive compensation program will further enhance communication with our stockholders, while also meeting our obligations under the Dodd-Frank Act and the SEC’s rules.

Vote Required

This proposal is adopted if it receives the vote of a majority of shares present and entitled to vote on the matter. An abstention will have the same effect as a vote against the proposal.

The Board recommends that you approve the following resolution:

RESOLVED, that the stockholders approve the 2010 compensation of the named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

The Board recommends you vote FOR the approval of the 2010 compensation of our named executive officers, as disclosed in this proxy statement pursuant to Regulation S-K of the Securities and Exchange Commission.

Proposal 3—Advisory (Non-Binding) Vote Relating to How Often the Company Should Conduct a Stockholder Advisory Vote on Named Executive Officer Compensation

The Dodd-Frank Act also requires public companies to provide their stockholders with a non-binding vote to advise the company as to how often stockholders believe the company should conduct a stockholder advisory vote on executive compensation, which we refer to as “say-on-pay.” In accordance with the SEC’s rules, stockholders must have the ability to vote on one of four alternatives concerning how frequently the company should have a say-on-pay vote: every year, every two years, every three years or abstain from voting. We are providing this stockholder advisory vote in accordance with Section 14A of the Exchange Act.

The Board of Directors has determined that an annual advisory vote on executive compensation would provide valuable feedback, allowing stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation would foster strong communication from our stockholders and is consistent with our efforts to seek input from, and engage in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. Similarly, it would provide regular input to the Board and the Compensation Committee about how stockholders view the company’s compensation practices and policies.

Under the Dodd-Frank Act and the related SEC rules, this vote is an advisory or “non-binding” vote. The purpose of an advisory vote is to provide stockholders with a mechanism to provide input to the Board of Directors of Wabtec about certain issues like this. None of the Board, its committees or Wabtec is required by law to act or otherwise implement the time period receiving the favorable vote of a majority of shares present and entitled to vote on the matter. In fact, the Board is permitted to choose to hold a say-on-pay vote on a different schedule. However, the Board values our stockholders’ opinions and will take into account the results of this vote in determining how often the company should conduct a stockholder advisory vote on executive compensation.

Vote Required

The option of one year, two years or three years that receives the vote of a majority of shares present and entitled to vote on the matter will be the frequency for the advisory vote on named executive officer compensation that has been selected by the stockholders. An abstention will have the same effect as a vote against each frequency.

Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal.

The Board recommends that you select 1 YEAR to advise the Board how often Wabtec should conduct a stockholder advisory vote on named executive officer compensation.

Proposal 4—Approve the 2011 Stock Incentive Plan

Introduction

Wabtec’s 2011 Stock Incentive Plan (the “Plan”) was adopted by the Board of Directors on March 28, 2011. The affirmative vote of a majority of the votes cast in person or by proxy at a meeting held on or prior to March 27, 2012 in which the holders of at least a majority of the outstanding shares of the company’s Common Stock are present and voting is required for approval of adoption of the Plan. If the shareholders of the company do not approve the Plan as proposed in this proxy statement, the Plan will not be used by the company. Upon approval of the Plan, there will be no further grants under the existing 2000 Stock Incentive Plan.

Description of Stock Incentive Plan

The full text of the Plan is set forth as Exhibit A to this Proxy Statement. The following description of the Plan is qualified in its entirety by reference to Exhibit A.

General. The purposes of the Plan are to encourage eligible employees of the company and its subsidiaries to increase their efforts to make the company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of the company’s Common Stock on favorable terms and to provide a means through which the company may attract able persons to enter the employ of the company or one of its subsidiaries. The eligible employees are those employees of the company or any subsidiary who share responsibility for the management, growth or protection of the business of the company or any subsidiary.

Under the Plan, which has a ten-year term through March 27, 2021, the maximum number of shares available for grants or awards is an aggregate of 1,900,000 shares plus any shares which remain available for grant under the company’s 2000 Stock Incentive Plan as of the date of adoption of this Plan. The Plan also includes a fixed sub-limit for the granting of incentive stock options. In general, without further stockholder approval, the maximum number of shares for which incentive stock options may be granted is 1,000,000 shares.

The Plan provides for (i) the grant of incentive stock options under Section 422 of the Internal Revenue Code, (ii) the grant of non-statutory stock options, (iii) the grant of stock appreciation rights, either granted in conjunction with stock options (i.e., tandem SARs) or not in conjunction with options (i.e., freestanding SARs), (iv) restricted share awards, (v) restricted stock units, (vi) performance units and (vii) other stock based awards. Although the Plan permits the grant of incentive stock options, the company has not typically granted incentive stock options under its prior equity incentive plans.

The maximum number of shares as to which awards other than performance units or “other stock-based awards” may be made under the Plan to any one employee in any one calendar year is 300,000 shares. The maximum value of the property, including cash, that may be paid or distributed to any participant pursuant to a grant of performance units in any one calendar year is $5,000,000, and the maximum value of Common Stock and other property, including cash, that may be paid or distributed to any participant with respect to “other stock based awards” in any one calendar year is also $5,000,000.

Share Counting. Except in the case of performance unit awards (where shares of Common Stock are counted only upon actual issuance of the shares), to the extent that any award is forfeited, or any option and tandem SAR (if any) or any free-standing SAR terminates, expires or lapses without being exercised, or any award is settled for cash, the shares of Common Stock subject to such awards will again be available for awards under the Plan. However, shares of Common Stock subject to such awards will continue to be counted for purposes of the individual limits on shares that can be granted.

If the exercise price of any stock option and/or the tax withholding obligations relating to any awards are satisfied by delivering shares or withholding shares relating to such award, the gross number of shares subject to the award will nonetheless be deemed to have been granted for purposes of the Plan and any shares which are delivered back to the company will not be added to the aggregate number of shares for which awards may be made under the Plan. If shares of Common Stock are issued upon the exercise of a stock appreciation right, all shares subject to the stock appreciation right are counted regardless of the number of shares issued upon exercise.

Administration. The Plan will be administered by a Committee appointed by the Board of Directors, which is at present the Compensation Committee.

Subject to the provisions of the Plan, the Committee has full and final authority, in its discretion, to make awards under the Plan, and to determine the employees to whom each award is made and the number of shares covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each award, the Committee considers the position and responsibilities of the employee being considered, the nature and value to the company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the company or a subsidiary and such other factors as the Committee may deem relevant.

The Committee also has the power to interpret the Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Plan as it deems necessary and advisable in its administration of the Plan.

Terms of Stock Options. The option price for each stock option may not be less than 100% of the fair market value of the company’s Common Stock on the date of grant of the stock option except that, in the case of an incentive stock option granted to an employee who owns actually or constructively pursuant to the rules contained in Section 424(d) of the Internal Revenue Code more than 10% of the total combined voting power of all classes of stock of the company or any subsidiary (a “Ten Percent Employee”), the option price may not be less than 110% of such fair market value. Fair market value of the Common Stock for all purposes under the Plan is the mean between the publicly reported highest and lowest sales prices per share of Common Stock of the company as quoted in the New York Stock Exchange listing in a reliable financial publication as chosen by the Committee, on the date as of which fair market value is determined. On March 15, 2011, the fair market value of the Common Stock of the company as determined by the above-stated formula was $55.31 per share.

No stock option may be exercised after the expiration of 10 years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Unless the Committee, in its discretion, otherwise determines, an exercisable stock option may be exercised in whole or in part. Otherwise stock options may be exercised at such times, in such amounts and subject to such restrictions as are determined in its discretion by the Committee.

The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Committee at the time of grant in the case of an incentive stock option or at any time in the case of a non-statutory stock option, pay the option price in whole or in part by delivering to the company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash.

If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the company may cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program, but the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued until the company has received full payment in cash for the option price from the broker or other agent.

The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant in the Plan during any calendar year may not exceed $100,000. If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise dates of such incentive stock options will be accelerated only to the date or dates, if any, that do not result in a violation of the $100,000 restriction, and in such event the exercise dates of the incentive stock options with the lowest option prices would be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would thereby be converted in whole or in part to non-statutory stock options.

Stock Appreciation Rights. A stock appreciation right (SAR) entitles the holder to receive, on exercise, the excess of the fair market value of the Common Stock on the exercise date over the SAR grant price. The Committee may grant SAR awards as stand-alone awards or in tandem with a related option award under the Plan. The SAR grant price is set by the Committee and may not be less than the fair market value of the Common Stock on the date of the grant. Payment upon exercise will be in cash, shares of Common Stock, or both. Unless otherwise determined by the Committee, any related option will no longer be exercisable to the extent a tandem SAR has been exercised, and the exercise of an option will cancel the related tandem SAR.

Repricing Prohibited. The Plan prohibits repricing of options or SARs without further shareholder approval. Repricing means the grant of a new option or SAR in return for the cancellation, exchange or forfeiture of an award that has a higher grant price than the new award, the amendment of an outstanding award to reduce the grant price, the cancellation or repurchase of an option or SAR at a time when grant price is greater than the fair market value of the Common Stock or any action that would be treated, for accounting purposes, as a repricing. The grant of a substitute award under the anti-dilution and anti-enlargement provisions explained under “Miscellaneous,” below, is not a repricing.

Other Terms of Options and SARS. Unless the Committee determines otherwise, the following provisions of this paragraph will apply in the event of any termination of employment, except that the third preceding paragraph will apply in any event if the exercise date of any incentive stock option is accelerated. If the employment of a participant who is not a Disabled Participant (as defined in the Plan) is voluntarily terminated with the consent of the company or a participant retires under any retirement plan of the company or a subsidiary (i) any then outstanding incentive stock option held by the participant is exercisable (but only to the extent the stock option was exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or within three months after the date of termination of employment, whichever is the shorter period, and (ii) any non-statutory stock option or stock appreciation right held by the participant is exercisable (but only to the extent the stock option or stock appreciation right was exercisable immediately prior to the termination of employment of the participant) at any time prior to the expiration of the stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period. If the employment of any participant is voluntarily terminated with such consent and such termination occurs because the participant is a Disabled Participant, any then outstanding stock option or stock appreciation right held by the participant is exercisable in full (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration of the stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period. In the event of the death of a participant during employment, any then outstanding stock option or stock appreciation right is exercisable in full (whether or not so exercisable immediately prior to the death of the participant) by the person or persons entitled to do so under the Will of the participant or, if the participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the participant, in either case at any time prior to the expiration of the stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period. In the event of the death of a participant after termination of employment during a period when a stock option or stock appreciation right is exercisable, any outstanding stock option or stock appreciation right held by the participant at the time of death is exercisable by the person or persons entitled to do so under the Will of the participant or by the legal representative of the participant (but only to the extent the stock option or stock appreciation right was exercisable immediately prior to the death of the participant) at any time prior to the expiration of the stock option or stock appreciation right within one year after the date of death, whichever is the shorter period. If the employment of any participant terminates for any other reason, unless the exercise period of a stock option or stock appreciation right following termination of employment has been extended upon the occurrence of one or more of the events described under “Additional Rights in Certain Events” below, the rights of the participant under any then outstanding stock option or stock appreciation right terminate at the time of such termination of employment.

Unless the Committee, in its discretion, otherwise determines, no stock option or stock appreciation right granted under the Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option or stock appreciation right may be exercised during a participant’s lifetime only by the participant. If the Committee determines that such an award is transferable it may do so only to the extent that such transfer is made without the payment of value or consideration to the participant.

Each grant of a stock option or stock appreciation right must be confirmed by an agreement between the company and the participant which sets forth the terms of the stock option or stock appreciation right.

Performance Goals. The Committee may establish performance goals (“Performance Goals”) in connection with the grant of restricted stock, restricted stock units, performance units or “other stock-based awards.” In the case of awards to participants who may be covered employees under Section 162(m) of the Internal Revenue Code where the Committee wishes to qualify the award for the performance-based exception to the limitations on compensation deductions under Section 162(m) of the Internal Revenue Code, the Committee may designate the award as a “Qualified Performance-Based Award” and must certify in writing when the Performance Goals have been achieved. In such cases, the Performance Goals will be based on one or more of the following:

(i)	The following criteria for the company on a consolidated basis, one or more of its direct or indirect subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the company, its subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	net income;
2.	net income growth;
3.	economic value added (earnings less a capital charge);
4.	earnings (including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and earnings before interest and taxes (“EBIT”));
5.	sales;
6.	revenue growth;
7.	revenue from operations;
8.	expenses;
9.	income from operations as a percent of capital employed;
10.	costs;
11.	gross margin;
12.	operating margin;
13.	pre-tax profit or income;
14.	market share;
15.	return on assets;
16.	return on net assets;
17.	return on capital;
18.	return on invested capital;
19.	cash flow;
20.	free cash flow;
21.	operating cash flow;
22.	operating cash flow as a percent of capital employed;
23.	debt;
24.	debt to earnings (including EBITDA and EBIT);
25.	interest expense and/or other fixed charges;
26.	operating income;
27.	earnings (including EBITDA and EBIT) to interest expense and/or other fixed charges;
28.	working capital;
29.	innovation as measured by a percentage of sales from new products;
30.	environmental emissions improvement;
31.	workforce diversity;
32.	number of accounts;
33.	safety performance;
34.	workers’ compensation claims;
35.	budgeted amounts;
36.	cost per hire;
37.	turnover rate; and/or
38.	training costs and expenses.

(ii)	The following criteria for the company, either in absolute terms or relative to the performance of the company (for a different period), one or more other companies or an index covering multiple companies:

1.	stock price;
2.	return on stockholders’ equity;
3.	earnings per share;
4.	earnings per share growth;
5.	cash flow per share;
6.	operating cash flow per share;
7.	total stockholder return (stock price appreciation plus dividends);
8.	stockholders’ equity; and/or
9.	debt to stockholders’ equity.

Restricted Stock. Restricted stock awards are actual shares of Common Stock issued to a participant subject to such restrictions (including restrictions on the right of the participant to sell, assign, transfer, pledge or otherwise encumber the shares awarded while such shares are subject to restrictions) as the Committee may impose thereon. Except as otherwise determined by the Committee, the participant shall have, with respect to the shares of the restricted stock, all the rights of a shareholder of the company, including the right to vote the shares and receive cash dividends. Prior to or at the time of grant, the Committee shall condition the award on the continued employment by the participant, Performance Goals as set by the Committee, or both. Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any restrictions it imposes.

In lieu of the payment of cash dividends to the participant, the Committee, in its discretion, may determine that cash dividends on the shares of restricted stock will be (i) automatically deferred and reinvested in additional restricted stock, or (ii) held by the company in cash (without any payment of interest thereon), and subject to the same vesting and forfeiture restrictions of the restricted stock with respect to which the dividends are payable.

Following a restricted stock award and prior to the lapse of the applicable restrictions, to the extent that share certificates representing the restricted shares are issued, such certificates will either bear a legend referencing the restrictions or will be held by the company in escrow. Upon the lapse of the applicable restrictions (and not before such time), any share certificates representing the restricted shares and unpaid dividends, if any, will be delivered to the participant, or any shares evidenced by book-entry will be marked unrestricted. If the restrictions applicable to the restricted stock award are not satisfied within the applicable period, the shares subject to the award will be forfeited, any certificates returned to the company and any book entries changed to evidence transfer of the shares to the company.

Restricted Stock Unit Awards. Restricted stock units are awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount of cash, shares of Common Stock, or both, based upon the fair market value of a specified number of shares of Common Stock. The vesting of such units will be conditioned upon the continued service of the participant, the attainment of Performance Goals as set by the Committee, or both. Except in the case of a Qualified Performance-Based Award, the Committee may modify or waive any of the conditions applicable to restricted stock units. Restricted stock units generally may not be transferred by a participant. Participants granted restricted stock units will not be entitled to any dividends payable on the Common Stock unless the agreement relating to the award provides otherwise and shall not have any voting rights with respect to such units.

Performance Units. Performance units may be granted by the Committee either alone or in addition to other awards under the Plan and subject to the satisfaction of Performance Goals specified by the Committee. The Committee may select periods during which the Performance Goals chosen by the Committee are measured for the purpose of determining the extent to which a performance unit has been earned. The Committee decides whether the Performance Goals have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination. Performance units will not have any voting rights and holders of performance units will not be shareholders of the company unless and until shares of Common Stock are issued. Performance units generally may not be transferred by a participant.

Other Awards. The Committee may award Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such award shall be subject to such terms and conditions as established by the Committee.

Additional Rights in Certain Events. The Plan provides for acceleration of the exercisability and extension of the expiration date of stock options and stock appreciation rights, for the lapse of the restrictions on restricted share awards, and for the vesting of restricted stock units and performance units upon the occurrence of one or more events described in Section 11 of the Plan (“Section 11 Events”). Such an event is deemed to have occurred when (i) the company acquires actual knowledge that any person (other than the company, a subsidiary or any employee benefit plan sponsored by the company) has acquired beneficial ownership, directly or indirectly, of securities representing 30% or more of the voting power of the company, (ii) at any time less than 51% of the members of the Board of Directors are persons who were either directors on March 28, 2011 or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on March 28, 2011 or who were so approved, or (iii) the consummation of a merger, consolidation, share exchange, sale of assets or similar action, as a consequence of which the former shareholders of the company will thereafter own less than a majority of the voting power of the surviving or acquiring corporation.

Unless the agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options and exceptions for certain participants described in Section 11 of the Plan, notwithstanding any other provision contained in the Plan, upon the occurrence of any Section 11 Event (i) all outstanding stock options and stock appreciation rights become immediately and fully exercisable whether or not otherwise exercisable by their terms, (ii) all stock options and stock appreciation rights held by a participant whose employment with the company or a subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the company or a subsidiary, retirement under any retirement plan of the company or a subsidiary or death are exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation rights, (iii) all restrictions applicable to restricted stock awards under the Plan which have not previously lapsed will lapse regardless of the scheduled lapse of such restrictions and (iv) all restricted stock units and performance units are considered to be earned and payable in full, any vesting conditions are considered to have been satisfied, and such restricted stock units and performance units will be settled in cash as promptly as is practicable after the Section 11 Event.

Miscellaneous. The Board of Directors may alter or amend the Plan at any time except that, without approval of the shareholders of the company, no alteration or amendment may (i) increase the maximum aggregate number of shares of Common Stock for which awards may be made under the Plan, (ii) increase the maximum aggregate number of shares as to which incentive stock options may be granted pursuant to the sub-limit under the Plan, (iii) make any changes in the class of employees eligible to be granted awards under the Plan, (iv) change the maximum number of shares as to which awards may be made to any participant under the Plan, (v) change the maximum amount that may be paid or distributed to any participant in any one calendar year under the Plan pursuant to a grant of performance units or other stock-based awards, (vi) change the restrictions regarding repricing explained above, (vii) change the option price or base price of any stock appreciation right permitted under the Plan, (viii) be made if stockholder approval of the amendment is at the time required for awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any other stock exchange on which the Common Stock may then be listed or (ix) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for an exemption under Section 162(m) of the Internal Revenue Code. In addition, no alteration or amendment of the Plan may, without the written consent of the holder of any award theretofore granted under the Plan, adversely affect the rights of such holder with respect thereto.

The Board of Directors may also terminate the Plan at any time, but termination of the Plan would not terminate any outstanding awards granted under the Plan or cause a revocation or forfeiture of any restricted stock award under the Plan.

The Plan contains anti-dilution and anti-enlargement provisions providing for adjustment or substitution in the shares available for awards under the Plan, in the various maximum limitations on awards under the Plan, in the number of shares covered by outstanding awards under the Plan and in the exercise price of outstanding awards in certain events, including mergers, consolidations, acquisitions of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a subsidiary, extraordinary dividend, stock dividend, stock split, revenue stock split, reorganization, share combination or recapitalization.

Awards to a participant may, in the Committee’s sole discretion at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such awards, be cancelled, suspended or required to be repaid to the company if the participant (i) competes with the company or its subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or certain others to cease doing business with the company or its subsidiaries, or interferes with the company’s or any of its subsidiaries’ relationships with such customer, supplier, licensee or other person, (iii) solicits employees to leave the employment of the company or its subsidiaries or interferes with their employment relationship, or (iv) defames or disparages the company, its subsidiaries or certain related persons. Unless the agreement related to an award or an amendment otherwise provides, these provisions do not apply following the occurrence of one or more of the events described under “Additional Rights in Certain Events” above.

The Plan contains provisions intended to comply with both Section 409A of the Internal Revenue Code (related to deferred compensation) and, as discussed above under Performance Goals, Section 162(m) of the Internal Revenue Code (related to performance-based awards). The Committee may establish procedures allowing payment of an award to be deferred, provided any deferral is consistent with Section 409A of the Internal Revenue Code. In such cases of deferral, the participant may be entitled to receive interest or dividends, or their equivalents, with respect to shares covered by the award, except in the case of unearned performance units or performance share units.

Possible Anti-takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of outstanding stock options and stock appreciation rights upon the occurrence of a Section 11 Event, the extension of the period during which outstanding stock options and stock appreciation rights may be exercised upon termination of employment following a Section 11 Event, the lapse of restrictions applicable to restricted stock and other awards, and accelerated vesting of restricted stock units and performance units upon the occurrence of a Section 11 Event, may be considered as having an anti-takeover effect.

Awards to Named Officers and Other Employees

The Plan is new and no awards have been made under it. The Committee has not yet established guidelines or standards on the types of awards it may grant under the Plan to the named officers or other participants or the number of shares that the awards will cover.

Share Repurchases May Prevent Dilution

For a number of years, the company has had and the company currently has in place an active share repurchase program. The company has no specific policy or practice with respect to the repurchase of shares under such program in order to offset grants of shares under its equity plans. However, the effect of any such share repurchase program will be to prevent or minimize the dilutive effect of stock-based compensation plans.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of awards under the Plan. This summary is not intended to be exhaustive, is based on U.S. federal income tax law currently in effect, does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences under present law.

Incentive Stock Options. A participant does not recognize any taxable income upon receipt of an incentive stock option or generally, at the time of exercise of an incentive stock option, whether cash or shares are used to pay the exercise price. The exercise of an incentive stock option, however, generally does result in an increase in a participant’s taxable income for alternative minimum tax purposes.

If a participant exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to a participant), upon disposition of the shares any amount realized in excess of the participant’s tax basis in the shares disposed of is treated as a long-term capital gain, and any loss is treated as a long-term capital loss. In the event of a “disqualifying disposition,” the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the participant’s tax basis in the shares) is treated as compensation income received by the participant in the year of disposition. Any additional gain is taxable as a capital gain and any loss as a capital loss, which is long-term or short-term depending on whether the shares were held for more than one year. Special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of Common Stock. If shares of Common Stock received upon the prior exercise of an incentive stock option are transferred to the company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer is considered a “disqualifying disposition” of the shares transferred, but only compensation income determined as stated above, and no capital gain or loss, is recognized.

Neither the company nor any of its subsidiaries is entitled to a deduction with respect to shares received by a participant upon exercise of an incentive stock option and not disposed of in a “disqualifying disposition.” If an amount is treated as compensation received by a participant because of a “disqualifying disposition,” the company or one of its subsidiaries generally is entitled to a deduction in the same amount for compensation paid, subject to the “Limits on Deductions/Other Tax Matters” below.

Non-statutory Stock Options. A participant generally does not recognize any taxable income upon receipt of a non-statutory stock option. Upon the exercise of a non-statutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is treated as compensation income received by the participant in the year of exercise. If the option price of a non-statutory stock option is paid in whole or in part in shares, no income, gain or loss is recognized by a participant on the receipt of shares equal in value on the date of exercise to shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the non-statutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise is treated as compensation income received by the participant on the date of exercise of the stock option.

The company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of a non-statutory stock option, subject to the “Limits on Deductions/Other Tax Matters” below.

Stock Appreciation Rights. A participant generally does not recognize any taxable income upon receipt of a SAR (whether as a stand-alone award or in tandem with a related option award). Upon the exercise of a SAR the amount by which the fair market value of the Common Stock subject to the SAR on the exercise date exceeds the SAR grant price is treated as compensation income received by the participant in the year of exercise, whether received in cash, shares of Common Stock or both. The company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation received by the participant upon exercise of the SAR, subject to the “Limits on Deductions/Other Tax Matters” below.

Restricted Stock. A participant does not recognize any taxable income upon the grant of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse is treated as compensation income to the participant and is taxable in the year the restrictions lapse. If the participant does not make a Section 83(b) election, dividends paid to the participant on the shares prior to the date the restrictions lapse will be treated as compensation income. The company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income to the participant, subject to the “Limits on Deductions/Other Tax Matters” below.

Restricted Stock Units. A participant generally does not recognize any taxable income upon receipt of restricted stock units. Any cash and the fair market value of any shares of Common Stock received by a participant upon the vesting of restricted stock units are treated as compensation income received by the participant in the year of receipt. The company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon vesting of the restricted stock units, subject to the “Limits on Deductions/Other Tax Matters” below.

Performance Units. A participant generally does not recognize any taxable income upon receipt of performance units. Any cash and the fair market value of any shares of Common Stock and other property received by a participant when performance units are earned are treated as compensation income received by the participant in the year of receipt. The company or one of its subsidiaries generally is entitled to a deduction for compensation paid in the same amount that is treated as compensation income received by the participant upon the earning of performance units, subject to the “Limits on Deductions/Other Tax Matters” below.

Other Awards. The tax consequences to the participant and the company of awards of Common Stock and other awards that are valued by reference to or otherwise based upon Common Stock will be dependent upon the nature and structure of the award.

Limits on Deductions/Other Tax Matters. Certain events described above under “Additional Rights in Certain Events” may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to a participant on certain compensation resulting from awards previously received under the Plan and the loss of a compensation deduction which would otherwise be allowable to the company or one of its subsidiaries as explained above.

The company or one of its subsidiaries generally is entitled to a deduction for compensation paid provided the compensation is reasonable. However, Section 162(m) of the Internal Revenue Code disallows a compensation deduction for compensation paid to the principal executive officer and any of the other three highest compensated officers (other than the principal financial officer) of the company in excess of $1 million each in any taxable year of the company, except that compensation that is performance-based may be excluded from this deduction limitation. The $l million deduction limit is reduced by the amount of any compensation deduction disallowed under the immediately preceding paragraph. The Plan has been structured so that compensation arising from the exercise of non-statutory stock options, stock appreciation rights, qualified performance units or the disqualifying disposition of shares acquired upon exercise of incentive stock options should be performance-based within the meaning of Section 162(m) of the Internal Revenue Code. As indicated above, the Plan also permits the Committee to designate awards other than options and SARs as Qualified Performance-Based Awards with the objective of qualifying such awards as performance-based within the meaning of Section 162(m) of the Internal Revenue Code. Nevertheless, it is possible that awards may be made which may be subject to the limits of Section 162(m) of the Internal Revenue Code.

In addition to the Plan, the company also has a Director Fee Plan. The Director Fee Plan is more fully described in the “Director Compensation” section of this Proxy Statement.

Equity Plan Information

The following table provides information about grants under the Company’s equity compensation plans as of December 31, 2010:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	998,389	$27.83	789,493
Equity compensation plans not approved by shareholders	—	—	—

Total	998,389	$27.83	789,493

Vote Required

This proposal is adopted if a majority of the votes cast are voted for the proposal. In addition, the total votes cast must represent 50% of all of the shares entitled to vote on the proposal. Abstentions will be treated as votes cast, but broker non-votes will not.

The Board recommends you vote FOR this proposal.

Proposal 5—Ratify Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2011. Although you are not required to ratify this appointment, we ask that you do. If you do not, we will reconsider our choice. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2010. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders to answer appropriate questions and make a statement if he or she so desires.

Vote Required

This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal.

Because the total shares voted “for,” “against,” or “abstain” are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.

The Board recommends you vote FOR this proposal.

Fees to the Independent Registered Accounting Firm

The following table shows the aggregate fees for services provided by Ernst & Young LLP for the fiscal years ended December 31, 2010 and December 31, 2009:

	2010	2009
Audit Fees	$1,541,000	$1,610,500
Audit-Related Fees	$4,500	$4,500
Tax Fees	$723,011	$280,176
All Other Fees	$0	$0

Total Fees	$2,268,511	$1,895,176	(1)

Audit Fees

Audit fees include fees for audit services in connection with Wabtec’s annual financial statements, review of financial statements included in Wabtec’s quarterly reports on Form 10-Q and Securities and Exchange Commission filings, and audit of internal control over financial reporting.

Audit-Related Fees

Audit-related fees include fees for services related to certain agreed upon procedure audits.

Tax Fees

Tax fees include fees for services related to tax return preparation, tax compliance and tax planning.

All Other Fees

This category includes the aggregate fees billed for products and services provided by the independent accountants that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” We were not billed any fees in this category during either 2010 or 2009. The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Ernst & Young LLP in 2010 and the proposed services for 2011 and determined that such services and fees are compatible with the independence of Ernst & Young LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of such services does not impair the independent registered public accounting firm’s independence.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. All other permitted services are also pre-approved by the Audit Committee.

The Audit Committee has delegated its pre-approval authority to its Chairman, if the fee to be approved does not exceed $100,000.

All services provided by Ernst & Young LLP for fiscal year 2010 were pre-approved by the Audit Committee.

(1)

This reflects a $62,500 increase from the 2009 total amount disclosed in last year’s proxy statement, which inadvertently omitted certain fees related to a foreign subsidiary and other audit-related fees.

Business Relationships and Related Party Transactions

Pursuant to the terms of Wabtec’s amended and restated by-laws, William E. Kassling and Emilio A. Fernandez will be members of the Board so long as each person is able and willing to serve and each person beneficially owns a certain percentage of Wabtec common stock.

Related Party Transaction Approval Policy. Our board of directors has adopted written Related Party Transaction Policies and Procedures, a copy of which is available on Wabtec’s website at http://www.wabtec.com. Under this policy the Nominating and Corporate Governance Committee must review and approve in advance all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. If advance approval is not feasible, the Nominating and Corporate Governance Committee must approve or ratify the transaction at its next scheduled meeting. Transactions required to be disclosed pursuant to Item 404 include any transaction between Wabtec and any officer, director or certain affiliates of Wabtec that has a value in excess of $120,000. In reviewing related party transactions, the Nominating and Corporate Governance Committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to Wabtec, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third-party and any other factors necessary to its determination that the transaction is fair to Wabtec. No related party transactions were reviewed under our policy in 2010.

Other Information

Code of Ethics

Wabtec has adopted a Code of Ethics for executive officers that includes the provisions required under applicable SEC regulations for a code of ethics. A copy of the Code of Ethics for executive officers is posted on our website at http://www.wabtec.com. In the event that we make any amendments to or waivers from this code, we will disclose the amendment or waiver and the reasons for such on our website.

Other Corporate Governance Information

Wabtec has adopted Corporate Governance Guidelines and a Code of Conduct that is applicable to all directors, officers and employees, each of which includes the provisions required under the NYSE regulations. Copies of our Corporate Governance Guidelines and Code of Conduct are posted on our website at http://www.wabtec.com.

Other Business

We do not expect any business to come before the annual meeting other than the election of directors. If other business is properly raised, your proxy authorizes its holder to vote according to their best judgment.

Communication with the Board

The Board provides a process for interested parties to send communications to the Board or any of the directors of Wabtec. Communications to the Board or any director should be sent c/o the Secretary of Wabtec, 1001 Air Brake Avenue, Wilmerding, PA 15148. All such communications will be compiled by the Secretary of Wabtec and submitted to the Board or the individual director at the next regularly scheduled meeting of the Board. Interested parties may also communicate directly with the non-employee directors at the email address nonmanagementdirectors@wabtec.com.

Expenses of Solicitation

Officers and employees may solicit proxies in person by telephone or facsimile. Wabtec pays no costs for proxy solicitation to any third party. Wabtec will pay approximately $10,000 to BNY Mellon Shareowner Services for sending the Notice, providing the Internet site for our proxy materials and providing proxy materials to any stockholder who requests them. We will also reimburse other nominees, custodians or fiduciaries who forward these materials to stockholders for their reasonable expenses in doing so.

Stockholder Proposals for Next Year

To be included in the proxy for the 2012 annual meeting, stockholder proposals must be submitted by December 2, 2011. Only proposals submitted on time may be eligible for inclusion in our proxy statement.

Also, our by-laws require that notice of business to be properly brought before the 2012 annual meeting of stockholders must be submitted to us between December 2, 2011 and January 31, 2012. Only matters for which we receive timely notice may be brought before the 2012 annual meeting.

Stockholder proposals to be brought before the 2012 annual meeting should be sent c/o the Secretary of Wabtec, 1001 Air Brake Avenue, Wilmerding, PA 15148.

By order of the Board of Directors,

Alvaro Garcia-Tunon

Executive Vice President, Chief Financial Officer and Secretary

Annex A

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

2011 STOCK INCENTIVE PLAN

SECTION 1

Purpose; Definitions

1.1 Purpose. The purposes of the 2011 Stock Incentive Plan (the “Plan”) are to encourage eligible employees of Westinghouse Air Brake Technologies Corporation (the “Corporation”) and its Subsidiaries to increase their efforts to make the Corporation and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Corporation may attract able persons to enter the employ of the Corporation or one of its Subsidiaries.

1.2 Certain Definitions. In addition to terms defined herein in a place where they are used, the following terms are defined as set forth below:

(a) “Award” means a stock option, a stock appreciation right, restricted stock, restricted stock units, performance units or other stock-based award granted under the Plan.

(b) “Base Price” shall have the meaning set forth in Section 5.3.

(c) “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Corporation.

(d) “Fair Market Value” with respect to a share of the Common Stock shall mean the mean between the following prices, as applicable, for the date as of which Fair Market Value is to be determined as quoted in such reliable publication as the Committee, in its sole discretion, may determine to rely upon: (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the NASDAQ Exchange or the principal United States of America securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) on which the Common Stock is listed. If there are no such sale price quotations for the date as of which Fair Market Value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which Fair Market Value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which Fair Market Value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which Fair Market Value is to be determined, then Fair Market Value of the Common Stock shall be the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which Fair Market Value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this definition. If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date as of which Fair Market Value is to be determined, the Committee shall in good faith and in conformance with the requirements of Section 409A of the Code, to the extent applicable to an Award, determine the Fair Market Value of the Common Stock on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

(e) “Free-Standing SARs” shall have the meaning set forth in Section 5.2.

(f) “Participant” means an eligible employee selected by the Committee who has received an Award under the Plan and any transferee or transferees of such employee to the extent the transfer is permitted under the Plan.

(g) “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of restricted stock, restricted stock units, performance units or other Awards. In the case of Qualified Performance-Based Awards, the “Performance Goals” means such performance goals based on one or more of the following:

(i)	The following criteria for the Corporation on a consolidated basis, one or more of its direct or indirect Subsidiaries, and/or one or more divisions of the foregoing, either in absolute terms or relative to the performance of (x) the Corporation, its Subsidiaries or divisions (for a different period), (y) one or more other companies or (z) an index covering multiple companies:

1.	net income;
2.	net income growth;
3.	economic value added (earnings less a capital charge);
4.	earnings (including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and earnings before interest and taxes (“EBIT”));
5.	sales;
6.	revenue growth;
7.	revenue from operations;
8.	expenses;
9.	income from operations as a percent of capital employed;
10.	costs;
11.	gross margin;
12.	operating margin;
13.	pre-tax profit or income;
14.	market share;
15.	return on assets;
16.	return on net assets;
17.	return on capital;
18.	return on invested capital;
19.	cash flow;
20.	free cash flow;
21.	operating cash flow;
22.	operating cash flow as a percent of capital employed;
23.	debt;
24.	debt to earnings (including EBITDA and EBIT);
25.	interest expense and/or other fixed charges;
26.	operating income;
27.	earnings (including EBITDA and EBIT) to interest expense and/or other fixed charges;
28.	working capital;
29.	innovation as measured by a percentage of sales from new products;
30.	environmental emissions improvement;
31.	workforce diversity;
32.	number of accounts;
33.	safety performance;
34.	workers’ compensation claims;
35.	budgeted amounts;
36.	cost per hire;
37.	turnover rate; and/or
38.	training costs and expenses.

(ii)	The following criteria for the Corporation, either in absolute terms or relative to the performance of the Corporation (for a different period), one or more other companies or an index covering multiple companies:

1.	stock price;
2.	return on stockholders’ equity;
3.	earnings per share;
4.	earnings per share growth;
5.	cash flow per share;
6.	operating cash flow per share;
7.	total stockholder return (stock price appreciation plus dividends);
8.	stockholders’ equity; and/or
9.	debt to stockholders’ equity.

(h) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.

(i) “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain of entities beginning with the Corporation if each of the entities other than the last entity in the unbroken chain owns an equity interest possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

(j) “Tandem SARs” shall have the meaning set forth in Section 5.2.

SECTION 2

Administration

2.1. Committee. The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Corporation (the “Board”) and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (a) “Non-Employee Directors” as then defined under Rule 16b-3 under the 1934 Act, or any successor rule, (b) “outside directors” under Section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended (the “Code”) or any successor provision, and (c) independent directors under the applicable rules of any applicable stock exchange, if the Common Stock is subject to such rules. The Committee shall have plenary authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limitation of the foregoing, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) to select the employees to whom Awards may be made;

(b) to determine whether and to what extent incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other Awards of or based upon Common Stock, or any combination thereof, are to be granted hereunder;

(c) to determine the number of shares of Common Stock to be covered by each Award made hereunder;

(d) to determine the terms and conditions of each Award made hereunder, based on such factors as the Committee shall determine;

(e) subject to Section 2.5, to modify, amend or adjust the terms and conditions of any Award;

(f) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(g) to interpret the terms and provisions of the Plan and any Award under the Plan (and any agreement under Section 2.5 relating thereto);

(h) subject to Section 2.5, to accelerate the vesting or lapse of restrictions on any outstanding Award, other than a Qualified Performance-Based Award, based in each case on such considerations as the Committee in its sole discretion determines;

(i) to decide all other matters that must be determined in connection with an Award;

(j) to determine whether, to what extent and under what circumstances cash, shares of Common Stock and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the employee;

(k) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(l) to otherwise administer the Plan.

In determining any Award to be made to any eligible employee, the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. The Committee may, except to the extent prohibited by applicable law or the listing standards of the stock exchange which is the principal market for the Common Stock, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officers of the Corporation or committee of officers of the Corporation selected by it, except with respect to Awards (including Qualified Performance-Based Awards) to any covered employees as defined in Section 162(m)(3) of the Code (“Covered Employees”) or persons subject to Section 16 of the 1934 Act.

2.2. Committee Action. The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

2.3 Committee Discretion. Any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such officer at the time of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and the employees eligible under the Plan.

2.4 Cancellation; Suspension; Clawback. Any or all outstanding Awards to a Participant may, at any time between the date of grant and the third anniversary of any exercise, payment or vesting of such Awards, in the Committee’s sole discretion and subject to such terms and conditions established by the Committee, be cancelled, suspended, or required to be repaid to the Corporation if the Participant (whether during or after termination of employment with the Corporation and its Subsidiaries) (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise) which is in competition with the Corporation or any of its Subsidiaries, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Corporation or any of its Subsidiaries to cease doing business with the Corporation or any of its Subsidiaries or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Corporation or any of its Subsidiaries, (iii) solicits any employee of the Corporation or any of its Subsidiaries to leave the employment thereof or in any way interferes with the relationship of such employee with the Corporation or any of its Subsidiaries, or (iv) makes any statements or comments, orally or in writing, of a defamatory or disparaging nature regarding the Corporation or any of its Subsidiaries (including but not limited to regarding any of their respective businesses, officers, directors, personnel, products or policies), provided, however, that this sentence shall not apply following the occurrence of a Section 11 Event (as defined in

Section 11) unless the agreement under Section 2.5 specifically so provides. Whether a Participant has engaged in any such activities shall also be determined, in its sole discretion, by the Committee, and any such determination by the Committee shall be final and binding.

2.5 Agreements. The terms and conditions of each Award shall be set forth in a written (or electronic) agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the making of such Award. The effectiveness of an Award shall be subject to the agreement being signed by the Corporation and the Participant receiving the Award unless otherwise provided in the agreement. Unless otherwise provided in the agreement, each agreement or amendment thereto shall be executed on behalf of the Corporation by the Chief Executive Officer (if other than the President), the President or any Vice President and by the Participant. The agreement confirming a stock option shall specify whether the stock option is an incentive stock option or a nonstatutory stock option. The provisions of such agreements need not be identical. Without the consent of the Participant, upon notice to the Participant thereof, the Committee may amend any Award to the Participant and the corresponding agreement in any respect not materially adverse to the Participant. All other amendments to the agreement shall be in writing (including electronic amendments) and executed on behalf of the Corporation and by the Participant. Any reference in the Plan to the agreement under Section 2.5 shall include any amendment to such agreement.

SECTION 3

Eligibility

Those employees of the Corporation or any Subsidiary (including, but not limited to, Covered Employees) who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to receive Awards as described herein, provided however, that incentive stock options may be granted only to employees of the Corporation and Subsidiaries which are its subsidiaries within the meaning of Section 424(f) of the Code.

SECTION 4

Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Section 4.5, the maximum aggregate number of shares of the Common Stock for which Awards may be made under the Plan shall be 1,900,000 shares plus any shares which remain available for grant under the Corporation’s 2000 Stock Incentive Plan as of the effective date of this Plan. The maximum number of shares of Common Stock that may be granted pursuant to options intended to be incentive stock options shall be 1,000,000 shares.

4.2 Individual Limit. The maximum number of shares of Common Stock as to which Awards other than performance units under Section 8 or Awards under Section 9 may be made under the Plan to any one Participant in any one calendar year is 300,000 shares, subject to adjustment and substitution as set forth in Section 4.5. For the purposes of this limitation, any adjustment or substitution made pursuant to Section 4.5 in a calendar year with respect to the maximum number of shares set forth in the preceding sentence shall also be made with respect to any shares subject to Awards previously granted under the Plan to such Participant in the same calendar year.

4.3 Share Counting.

(a) Except in the case of performance unit Awards (where shares of Common Stock are counted only upon actual issuance of the shares) to the extent that any Award is forfeited, or any option and the Tandem SAR (if any) or any Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Awards shall again be available for Awards under the Plan under Section 4.1. However, shares of Common Stock subject to such Awards shall continue to be counted for purposes of Section 4.2 or Section 9, as applicable.

(b) If the exercise price of any option and/or the tax withholding obligations relating to any Awards are satisfied by delivering shares (either actually or through attestation) or withholding shares relating to such Award, the gross number of shares subject to the Award shall nonetheless be deemed to have been granted for purposes of Sections 4.1 and 4.2 and any shares which are delivered will not be added to the aggregate number of shares under Section 4.1 for which Awards may be made under the Plan.

(c) If a Tandem SAR is granted, each share of Common Stock subject to both the Tandem SAR and related stock option shall be counted as only one share of Common Stock for purposes of Sections 4.1 and 4.2.

(d) Each share of Common Stock subject to a stock option (with or without a Tandem SAR) or a Free-Standing SAR shall be counted as one share of Common Stock for purposes of Sections 4.1 and 4.2.

(e) All shares of Common Stock covered by a stock appreciation right, to the extent it is exercised and shares of Common Stock are actually issued upon exercise of the right, shall be counted for purposes of Sections 4.1 and 4.2, regardless of the number of shares used to settle the stock appreciation right upon exercise.

4.4 Common Stock. To the extent that the Corporation has such shares of Common Stock available to it and can issue such shares without violating any law or regulation, the Corporation will reserve Common Stock for issuance with respect to an Award payable in Common Stock. The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Corporation or partly each, as shall be determined from time to time by the Board.

4.5 Adjustment and Substitution of Shares. In the event of a merger, consolidation, acquisition of shares, stock rights offering, liquidation, separation, spinoff, disaffiliation of a Subsidiary from the Corporation, extraordinary dividend of cash or other property, or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to prevent the dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.2 upon certain types of Awards and upon the Awards to individuals, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Awards. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly-traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Corporation and securities of entities other than the Corporation) for the shares subject to outstanding Awards; and (3) in connection with any disaffiliation of a Subsidiary, arranging for the assumption of Awards, or replacement of Awards with new Awards based on other property or other securities (including, without limitation, other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, or by the entity that controls such Subsidiary following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities). The Committee shall adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code or cause such Awards not to qualify for the Section 162(m) Exemption, as defined in Section 12.1. No adjustment or substitution provided in this Section 4.5 shall require the Corporation or any other entity to issue or sell a fraction of a share or other security. Except as provided in this Section 4.5, a Participant shall not have any rights with respect to any Corporate Transaction or Share Change.

4.6 Section 409A; Section 162(m); Incentive Stock Options. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 4.5 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 4.5 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 4.5 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the grant date of the Award to be subject thereto. If any such adjustment or substitution provided for in Section 4.5 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options or to comply with Section 162(m) of the Code, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding incentive stock option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

SECTION 5

Grant of Stock Options and Stock Appreciation Rights

5.1 Types of Options; Limit on Incentive Stock Options. The Committee shall have authority, in its sole discretion, to grant “incentive stock options” pursuant to Section 422 of the Code, to grant “nonstatutory stock options” (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem). Notwithstanding any other provision contained in the Plan or in any agreement under Section 2.5, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 5.1, the aggregate Fair Market Value on the date of grant of the shares with respect to which such incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such Participant, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any agreement under Section 2.5 and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its sole discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the second sentence of this Section 5.1 and even if one or more such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

5.2 Types and Nature of Stock Appreciation Rights. Stock appreciation rights may be tandem stock appreciation rights which are granted in conjunction with incentive stock options or nonstatutory stock options (“Tandem SARs”), or stock appreciation rights which are not granted in conjunction with options (“Free-Standing SARs”). Upon the exercise of a stock appreciation right, the Participant shall be entitled to receive an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise of the stock appreciation right over, in the case of a Tandem SAR, the exercise price of the related option, or in the case of a Free-Standing SAR, the Base Price per share (the “Spread”), multiplied by (ii) the number of shares of Common Stock in respect of which the stock appreciation right has been exercised. Notwithstanding the foregoing, the Committee at the time it grants a stock appreciation right may provide that the Spread covered by such stock appreciation right may not exceed a lower specified amount. The applicable agreement under Section 2.5 governing the stock appreciation rights shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. Tandem SARs may be granted at the grant date of the related stock options or, in the case of a related nonstatutory stock option, also at a later date. At the time a Tandem SAR is granted, the Committee may limit the exercise period for such Tandem SAR, before and after which period no Tandem SAR shall attach to the underlying stock option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for the related stock option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related option is exercisable in accordance with the provisions of this Section 5. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR. Any Tandem SAR granted with a related incentive stock option shall be exercisable only when the Fair Market Value of a share of Common Stock exceeds the exercise price for a share of Common Stock under the related incentive stock option.

5.3 Exercise Price and Base Price. The exercise price per share of Common Stock subject to an option and any Tandem SAR, and the base price per share for any Free-Standing SAR (the “Base Price”), shall be determined by the Committee and set forth in the applicable agreement under Section 2.5, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable grant date, except that in the case of an incentive stock option granted to a Participant who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary which is a corporation (a “Ten Percent Employee”), the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. For purposes of this Section 5.3, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. In no event may any option or stock appreciation right granted under this Plan, other than pursuant to Section 4.5, be amended to decrease the exercise price or Base Price thereof, be cancelled in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or Base Price, be cancelled or repurchased for cash, property, or another Award at a time when the exercise price or Base Price is greater than the Fair Market Value of the underlying Common Stock, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

5.4 Term; Vesting and Exercisability. The term of each option and each stock appreciation right shall be fixed by the Committee, but shall not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). Except as otherwise provided herein, options and stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and may be exercisable commencing with the grant date.

5.5 Method of Exercise. Subject to the provisions of this Section 5, options and stock appreciation rights may be exercised, in whole or in part (unless otherwise specified by the Committee in its sole discretion), at any time during the applicable term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which the option or stock appreciation rights is being exercised. In the case of the exercise of an option, such notice shall be accompanied by payment in full of the exercise price in United States of America dollars by certified or bank check or wire of immediately available funds. If approved by the Committee (at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option), payment, in full or in part, may also be made as follows:

(a) Payment may be made in the form of unrestricted shares of Common Stock (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the option is exercised) provided however, that any portion of the exercise price representing a fraction of a share shall be paid in cash;

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. In the event the broker sells any shares on behalf of a Participant, the broker shall be acting solely as the agent of the Participant, and the Corporation disclaims any responsibility for the actions of the broker in making any such sales; and/or

(c) With such other instrument as approved by the Committee, including Corporation loans, to the extent permitted by applicable law.

5.6 Delivery; Rights of Shareholders. No shares shall be delivered pursuant to the exercise of an option until the exercise price for the option has been fully paid and applicable taxes have been withheld. Unless otherwise specified by the Committee, the applicable Participant shall have all of the rights of a shareholder of the Corporation holding Common Stock with respect to the shares of Common Stock to be issued upon the exercise of the option or stock appreciation right (including the right to vote the applicable shares and the right to receive dividends), when the Participant (i) has given written notice of exercise in accordance with the procedures established by the Committee, (ii) if requested, has given the representation described in Section 10, and (iii) in the case of an option, has paid in full the exercise price for such shares.

5.7 Nontransferability of Options and Stock Appreciation Rights. Unless the Committee shall otherwise determine in the case of nonstatutory stock options and stock appreciation rights and limited to a transfer without the payment of value or consideration to the Participant, (i) no option or stock appreciation right shall be transferable by a Participant other than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and (ii) all stock options and stock appreciation rights shall be exercisable during the lifetime of the Participant only by the Participant (or the Participant’s guardian or legal representative). Any Tandem SAR shall be transferable only when the related stock option is transferable and with the related stock option.

5.8 Termination of Employment. Unless the Committee, in its sole discretion, shall otherwise determine at the time of grant of the Award or, other than in the case of incentive stock options, thereafter, but subject to the provisions of Section 5.1 in the case of incentive stock options:

(a) If the employment of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Participant”) is voluntarily terminated with the consent of the Corporation or a

Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

(b) If the employment of a Participant who is not a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary or a Participant retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option or stock appreciation right held by such Participant shall be exercisable by the Participant (but only to the extent exercisable by the Participant immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(c) If the employment of a Participant who is a Disabled Participant is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option or stock appreciation right held by such Participant shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the termination of employment) by the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of termination of employment, whichever is the shorter period;

(d) Following the death of a Participant during employment, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable in full (whether or not so exercisable by the Participant immediately prior to the death of the Participant) by the person entitled to do so under the will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or stock appreciation right or shall die intestate, by the legal representative of the Participant at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period;

(e) Following the death of a Participant after termination of employment during a period when a stock option or stock appreciation right is exercisable, any outstanding stock option or stock appreciation right held by the Participant at the time of death shall be exercisable by such person entitled to do so under the will of the Participant or by such legal representative (but only to the extent the stock option or stock appreciation right was exercisable by the Participant immediately prior to the death of the Participant) at any time prior to the expiration date of such stock option or stock appreciation right or within one year after the date of death, whichever is the shorter period; and

(f) Unless the exercise period of a stock option or stock appreciation right following termination of employment has been extended as provided in Section 11.3, if the employment of a Participant terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all outstanding stock options and stock appreciation rights held by the Participant at the time of such termination of employment shall automatically terminate.

Whether termination of employment is a voluntary termination with the consent of the Corporation or a Subsidiary and whether a Participant is a Disabled Participant shall be determined in each case, in its sole discretion, by the Committee (or, in the case of Participants who are not (i) Covered Employees as of the end of the Corporation’s immediately preceding fiscal year or (ii) the Chief Executive Officer of the Corporation, by such Chief Executive Officer, in his sole discretion) and any such determination by the Committee or such Chief Executive Officer shall be final and binding. Without limitation of the foregoing, a termination of employment by the Participant shall not be a voluntary termination with the consent of the Corporation unless the Committee or, if applicable, such Chief Executive Officer, in its or his sole discretion, specifically consents to the termination of employment in writing.

5.9 Other Terms and Conditions. Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation right granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its sole discretion, by the Committee and set forth in the agreement under Section 2.5.

SECTION 6

Restricted Stock

6.1 Restricted Stock Awards; Certificates. Shares of restricted stock are actual shares of Common Stock issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of restricted stock shall be registered in the name of the applicable Participant and, unless held by or on behalf of the Corporation in escrow or custody until the restrictions lapse or the shares are forfeited, shall bear an appropriate conspicuous legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Westinghouse Air Brake Technologies Corporation 2011 Stock Incentive Plan and a corresponding agreement. Copies of such Plan and agreement are on file at the offices of Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148.”

The Committee may require that the certificates evidencing such shares be held in escrow or custody by or on behalf of the Corporation until the restrictions thereon shall have lapsed or the shares are forfeited and that, as a condition of any Award of restricted stock, the applicable Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2 Terms and Conditions. Shares of restricted stock shall be subject to the restrictions set forth in Section 15.11 and the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the vesting of an Award of restricted stock upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals, or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. The Committee shall establish at the time the restricted stock is granted the performance periods during which any Performance Goals specified by the Committee with respect to the restricted stock Award are to be measured. In the event that the Committee conditions the vesting of an Award of restricted stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of restricted stock as a Qualified Performance-Based Award. The conditions for vesting and the other provisions of restricted stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient, and shall be established by the Committee in its sole discretion. Except in the case of a Qualified Performance-Based Award and subject to the restrictions set forth in Section 15.11, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock.

(b) Subject to the provisions of the Plan (including Section 6.3) and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of such restricted stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of such restricted stock. A restricted stock Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period.

(c) Except as provided in this Section 6 and in the applicable agreement under Section 2.5, the applicable Participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation holding the Common Stock that is the subject of the restricted stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee and set forth in the applicable agreement under Section 2.5 and subject to Section 15.4, cash dividends on the Common Stock that is the subject of the restricted stock Award may be (i) automatically deferred and reinvested in additional restricted stock, and held subject to the same vesting and forfeiture conditions of the underlying restricted stock, or (ii) held by the Corporation in cash (without any payment of interest thereon) subject to the same vesting and forfeiture conditions of the restricted stock with respect to which the dividends are payable. Unless otherwise determined by the Committee and set forth in the applicable agreement under Section 2.5, any Common Stock or other securities payable with respect to any restricted stock as a result of or pursuant to Section 4.5, shall be held subject to the same vesting and forfeiture conditions of the underlying restricted stock.

(d) As soon as practicable after the applicable Restriction Period has ended, the Committee shall determine and certify (in writing in the case of Qualified Performance-Based Awards) whether and the extent to which the service period and/or the Performance Goals were met for the applicable restricted stock. If the vesting condition or conditions applicable to the restricted stock are not satisfied by the time the Restriction Period has expired, such restricted stock shall be forfeited. If and when the Restriction Period expires without a prior forfeiture of the shares of restricted stock (i) if legended certificates have been issued, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates, (ii) if legended certificates have not yet been issued, unlegended certificates (and any related blank stock powers previously executed by the Participant) shall be delivered to the Participant, and (iii) any cash dividends held by the Corporation pursuant to Section 6.2(c) shall be delivered to the Participant.

6.3 Permitted Transfers. Neither this Section 6 nor any other provision of the Plan shall preclude a Participant from transferring or assigning restricted stock, without the payment of value or consideration to the Participant, to (i) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death or (ii) the trustee of any other trust to the extent approved in advance by the Committee, in its sole discretion, in writing. A transfer or assignment of restricted stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee, in its sole discretion, in writing, and restricted stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable agreement under Section 2.5 as if such trustee were a party to such agreement.

SECTION 7

Restricted Stock Units

7.1 Restricted Stock Unit Awards. Restricted stock units are Awards denominated in shares of Common Stock that will be settled, subject to the terms and conditions of the restricted stock units and at the sole discretion of the Committee, in an amount in cash, shares of Common Stock, or both, based upon the Fair Market Value of a specified number of shares of Common Stock.

7.2 Terms and Conditions. Restricted stock units shall be subject to the restrictions set forth in Section 15.11 and the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the vesting of restricted stock units upon (i) the continued service of the applicable Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the vesting of restricted stock units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as a Qualified Performance-Based Award. The Committee shall determine the performance period(s) during which any

Performance Goals are to be achieved. The conditions for grant or vesting and the other provisions of restricted stock units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of restricted stock units shall be settled as and when the restricted stock units vest, as determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee, or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits. Except in the case of a Qualified Performance-Based Award and subject to the restrictions set forth in Section 15.11, the Committee at any time after the date of grant, in its sole discretion, may modify or waive any of the conditions applicable to an Award of restricted stock units.

(b) Subject to the provisions of the Plan and the applicable agreement under Section 2.5, during the period, if any, set by the Committee, commencing with the date of grant of such restricted stock units for which such vesting restrictions apply (the “Units Restriction Period”), and until the expiration of the Units Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber restricted stock units. A restricted stock unit may vest in part prior to the expiration of any Units Restriction Period.

(c) Participants granted restricted stock units shall not be entitled to any dividends payable on the Common Stock unless the agreement under Section 2.5 for restricted stock units specifies to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15.4 below). Restricted stock units shall not have any voting rights, and holders of restricted stock units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise).

SECTION 8

Performance Units

Performance units may be granted hereunder to eligible employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Committee shall establish at the time the performance unit is granted the performance period(s) during which any Performance Goals specified by the Committee with respect to the Award are to be measured, provided, however, that performance units shall be subject to the restrictions set forth in Section 15.11. The Performance Goals to be achieved during any performance period(s) and the length of the performance period(s) shall be determined by the Committee upon the grant of each performance unit. The Committee may, in connection with the grant of performance units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of performance units (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance units may be paid in cash, shares of Common Stock, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable agreement under Section 2.5. Performance units shall not have any voting rights, and holders of performance units shall not be shareholders of the Corporation unless and until shares of Common Stock are issued by the Corporation (in book-entry form or otherwise). The Performance Goals to be achieved for each performance period, whether the Performance Goals have been achieved, and the amount of the Award to be distributed shall be conclusively determined and certified (in writing in the case of Qualified Performance-Based Awards) by the Committee. Performance units may be paid in a lump sum or in installments following the close of the performance period(s). The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber performance units. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of performance units made in any one calendar year shall be five million United States of America dollars ($5,000,000). Except in the case of a Qualified Performance-Based Award and subject to the restrictions set forth in Section 15.11, the Committee at any time after the grant of performance units, in its sole discretion, may modify or waive any of the conditions applicable to an Award of performance units.

SECTION 9

Other Stock-Based Awards

The Committee may award Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including but not limited to, unrestricted stock or dividend equivalents. Any such Award shall be subject to the restrictions set forth in Section 15.11 and such other terms and conditions as established by the Committee, and may include Qualified Performance-Based Awards. The maximum value of Common Stock and other property, including cash, that may be paid or distributed to any Participant pursuant to this Section 9 (and not pursuant to other sections of the Plan) in any one calendar year shall be five million United States of America dollars ($5,000,000).

SECTION 10

Issuance of Shares

The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 11

Additional Rights in Certain Events

11.1 Definitions.

For purposes of this Section 11, the following terms shall have the following meanings:

(1) The term “Person” shall be used as that term is used in Sections 13(d) and 14(d) of the 1934 Act as in effect on the effective date of the Plan.

(2) “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

(3) A specified percentage of “Voting Power” of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and “Voting Shares” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote).

(4) “Continuing Directors” shall mean a director of the Corporation who either (a) was a director of the Corporation on the effective date of the Plan or (b) is an individual whose election, or nomination for election, as a director of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who were Continuing Directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation which would be subject to Rule 14a-11 under the 1934 Act, or any successor rule).

(5) “Designated Person” shall mean (a) the Westinghouse Air Brake Company Employee Stock Ownership Plan and the Westinghouse Air Brake Company Employee Stock Ownership Trust (collectively, the “ESOP”) and (b) any Person serving on the Committee administering the ESOP, to the extent that such Person is deemed to have Beneficial Ownership of shares of Common Stock held by the ESOP.

(6) “Section 11 Event” shall mean the date upon which any of the following events occurs:

(a) The Corporation acquires actual knowledge that any Person, other than the Corporation, a Subsidiary, or any employee benefit plan(s) sponsored by the Corporation or a Subsidiary, or any Designated Person, has acquired the Beneficial Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 30% or more of the Voting Power of the Corporation;

(b) At any time less than 51% of the members of the Board (excluding vacant seats) shall be Continuing Directors; or

(c) The consummation of a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 30% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that if securities beneficially owned by a Participant are included in determining the Beneficial Ownership of a Person referred to in paragraph 6(a) above, then no Section 11 Event with respect to such Participant shall be deemed to have occurred by reason of such event.

11.2 Acceleration of the Exercise Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 11 Event occurs all outstanding stock options and stock appreciation rights (other than those held by a Participant referred to in the proviso to Section 11.1(6)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

11.3 Extension of the Expiration Date of Stock Options and Stock Appreciation Rights. Subject to the provisions of Section 5 in the case of incentive stock options and Section 11.6, unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options and stock appreciation rights held by a Participant (other than a Participant referred to in the proviso to Section 11.1(6)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 11 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three years from the date of such termination of employment, but in no event after the expiration date of the stock option or stock appreciation right.

11.4 Lapse of Restrictions on Restricted Stock Awards. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted stock Awards under the Plan (including but not limited to Qualified Performance-Based Awards), all such restrictions (other than those applicable to a Participant referred to in the proviso to Section 11.1(6)) shall lapse upon the occurrence of any such Section 11 Event regardless of the scheduled lapse of such restrictions.

11.5 Vesting of Restricted Stock Units and Performance Units. Unless the agreement under Section 2.5 shall otherwise provide, notwithstanding any other provision contained in the Plan other than Section 11.6, if any Section 11 Event occurs, all restricted stock units and performance units (including but not limited to Qualified Performance-Based Awards) (other than those held by a Participant referred to in the proviso to Section 11.1(6)) shall be considered to be earned and payable in full, any vesting conditions shall be considered to have been satisfied, and such restricted stock units and performance units shall be settled in cash as promptly as is practicable after the Section 11 Event.

11.6 Code Section 409A. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 11 shall be applicable only to the extent specifically provided in the agreement under Section 2.5 applicable to the Award and permitted pursuant to Section 12.2.

SECTION 12

Qualified Performance-Based Awards; Section 409A

12.1 Qualified Performance-Based Awards.

(a) The provisions of this Plan are intended to ensure that all options and stock appreciation rights granted hereunder to any Participant who is or may be a Covered Employee in the tax year in which such option or stock appreciation right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductions imposed by Section 162(m) of the Code (the “Section 162(m) Exemption”), and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an option or stock appreciation right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. With respect to Qualified Performance-Based Awards, within 90 days after the commencement of a performance period or, if earlier, by the expiration of 25% of a performance period, the Committee will designate one or more performance periods, determine the Participants for the performance periods and establish the Performance Goals for the performance periods.

(b) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and/or payable (as applicable) upon certification in writing by the Committee of the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as previously established by the Committee with respect to such Award.

(c) Notwithstanding any provision in the Plan or in any agreement under Section 2.5, to the extent that any such provision or action of the Committee would cause any Qualified Performance-Based Award not to qualify for the Section 162(m) Exemption, such provision or action shall be null and void as it relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

12.2 Code Section 409A. It is the intention of the Corporation that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Section 11 Event, shall be set forth in the applicable agreement under Section 2.5, and shall comply in all respects with Section 409A of the Code.

SECTION 13

Effect of the Plan on the Rights of Employees and Employer

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted any Award under the Plan. Nothing in the Plan, in any Award under the Plan or in any agreement under Section 2.5 providing for any Award under the Plan shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.

SECTION 14

Amendment or Termination

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided that no such amendment of the Plan shall, without shareholder approval (a) increase the maximum aggregate number of shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, (b) increase the maximum aggregate number of shares of Common Stock as to which incentive stock options may be granted under Section 4.1 of the Plan, (c) make any changes in the class of employees eligible to receive Awards under the Plan, (d) change the maximum number of shares of Common Stock as to which Awards may be made to any Participant under Section 4.2 of the Plan, or the maximum amount that may be paid or distributed to any Participant pursuant to a grant of performance units or other stock-based Awards made in any one calendar year under Section 8 or 9 of the Plan, respectively, (e) change the exercise price or Base Price permitted under Section 5.3 of the Plan or the restrictions regarding repricing under Section 5.3 of the Plan, (f) be made if shareholder approval of the amendment is at the time required for Awards under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of any stock exchange on which the Common Stock may then be listed or (g) be made to the extent such approval is needed for Qualified Performance-Based Awards to qualify for the Section 162(m) Exemption. No amendment or termination of the Plan shall, without the written consent of the holder of an Award under the Plan, adversely affect the rights of such holder with respect thereto.

SECTION 15

General Provisions

15.1 Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

15.2 Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Corporation (or, if applicable, a Subsidiary), or make arrangements satisfactory to the Corporation (or, if applicable, a Subsidiary) regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount unless otherwise determined by the Committee) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes, and provided that any fractional share amount must be paid in cash or withheld from compensation otherwise due to the Participant. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.3 Limitation of Liability. The grant of any Award shall not:

(a) give a Participant any rights except as expressly set forth in the Plan or in the agreement under Section 2.5;

(b) create any fiduciary or other obligation of the Corporation or any Subsidiary to take any action or provide to the Participant any assistance or dedicate or permit the use of any assets of the Corporation or any Subsidiary that would permit the Participant to be able to attain any Performance Goals associated with any Award;

(c) create any trust, fiduciary or other duty or obligation of the Corporation or any Subsidiary to engage in any particular business, continue to engage in any particular business, engage in any particular business practices or sell any particular product or products; or

(d) create any obligation of the Corporation or any Subsidiary that shall be greater than the obligation of the Corporation or that Subsidiary to any of their general unsecured creditors.

15.4 Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional restricted stock at the time of any dividend payment, and the payment of shares with respect to dividends to Participants holding Awards of restricted stock units, shall only be permissible if authorized by the Committee and if sufficient shares of Common Stock are available under Section 4 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of restricted stock units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which restricted stock units shall provide for settlement in cash and for dividend equivalent reinvestment in further restricted stock units on the terms contemplated by this Section 15.4.

15.5 Governing Law and Interpretation. To the extent not preempted by federal Law, the Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

15.6 Dispute Resolution. Since Awards are granted in Western Pennsylvania, records relating to the Plan and Awards are located in Western Pennsylvania, and the Plan and Awards are administered in Western Pennsylvania, the Corporation and the Participant to whom an Award is granted, for themselves and their heirs, representatives, successors and assigns (collectively, the “Parties”) irrevocably submit to the exclusive and sole jurisdiction and venue of the state courts of Allegheny County, Pennsylvania and the federal courts of the Western District of Pennsylvania with respect to any and all disputes arising out of or relating to the Plan, the subject matter of the Plan or any Awards under the Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any Awards or the terms and conditions of the Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to the Plan, and to ensure consistency in application and interpretation of the governing law under Section 15.5 of the Plan, the Parties agree that (a) sole and exclusive appropriate venue for any such action shall be the Pennsylvania courts described in the immediately preceding sentence, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Pennsylvania courts, and no other, (c) such Pennsylvania courts shall have sole and exclusive jurisdiction over the Parties and over the subject matter of any dispute relating hereto and (d) the Parties waive any and all objections and defenses to bringing any such action before such Pennsylvania courts, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.7 Non-Transferability. Except as otherwise specifically provided in the Plan or by the Committee and limited to a transfer without the payment of value or consideration to the Participant, Awards under the Plan are not transferable except by will or by laws of descent and distribution of the state of domicile of the Participant at the time of death.

15.8 Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, provided that any such deferral is consistent with all aspects of Section 409A of the Code. Subject to the provisions of this Plan and any agreement under Section 2.5, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested; provided, however, that in no event shall interest, dividends or dividend equivalents be paid on any unearned performance units or performance share units until such units have vested.

15.9 Integration. The Plan and any written agreements executed by Participants and the Corporation under Section 2.5 contain all of the understandings and representations between the parties and supersede any prior understandings and agreements entered into between them regarding the subject matter within. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of the Plan which are not fully expressed in the Plan and the written agreements.

15.10 Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States of America or who are not compensated from a payroll maintained in the United States of America, or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States of America, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

15.11 Certain Restrictions on Certain Awards. Subject to the terms of the Plan and more restrictive terms, if any, of the applicable agreement under Section 2.5, any Award of restricted stock, restricted stock units, performance units, or other stock-based Awards under Section 9 shall be subject to vesting during a restriction period of at least three (3) years following the date of grant, provided, however, that:

(i) A restriction period of only at least one (1) year following the date of grant is permissible if vesting is conditional, in whole or in part, upon the achievement of Performance Goals, except that there need not be any minimum restriction period for a Performance Goal based upon stock price if there is also a service-based restriction of at least one (1) year following the date of grant;

(ii) To the extent permitted by the Committee, in its sole discretion, and specified in the applicable agreement under Section 2.5, an Award with a restriction period of at least three (3) years may vest in part on a pro rata basis prior to the expiration of any such restriction period;

(iii) To the extent permitted by the Committee, in its sole discretion, and specified in the applicable agreement under Section 2.5, an Award may vest prior to the expiration of any restriction period required under this Section 15.11 in the event of a Participant’s death or retirement, the Participant becoming a Disabled Participant, or an involuntary termination of the Participant’s employment by the Corporation or a Subsidiary;

(iv) In the event of the occurrence of a Section 11 Event, an Award may vest prior to the expiration of any restriction period required under this Section 15.11 pursuant to Section 11.4 or 11.5 or as otherwise permitted by the Committee, in its sole discretion, and specified in the applicable agreement under Section 2.5; and

(v) The Committee may grant Awards of restricted stock, restricted stock units, performance units and other stock-based Awards under Section 9 without regard to the foregoing requirements, and the Committee may accelerate the vesting of and lapse any restrictions with respect to, any such Awards (in addition to the potential acceleration under (ii)-(iv) of the foregoing), for up to, collectively for all such Awards, ten percent (10%) of the shares of Common Stock for which Awards may be made under Section 4.1 of the Plan, as adjusted under the terms of the Plan.

SECTION 16

Effective Date and Duration of Plan

The effective date and date of adoption of the Plan shall be March 28, 2011, the date of adoption of the Plan by the Board, provided that the Plan is approved by a majority of the votes cast at a meeting of stockholders duly called, convened and held on or prior to March 27, 2012, at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan. No stock option or stock appreciation right granted under the Plan on or after March 28, 2011 may be exercised until after such approval and any restricted stock, restricted stock units, performance units or other Award awarded under the Plan shall be forfeited to the Corporation on March 27, 2012 if such approval has not been obtained on or prior to that date. No Award under the Plan may be made subsequent to March 27, 2021.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 10, 2011.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION	INTERNET http://www.proxyvoting.com/wab Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, you must request a proxy card, mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#	Fulfillment#
94263	95016
95028
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” IN ITEM 1, “FOR” ITEM 2, ITEM 4 AND ITEM 5, AND FOR “1 YEAR” ON ITEM 3.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR ALL in Item 1.

		FOR ALL	WITHHOLD FOR ALL	FOR ALL WITH *EXCEPTIONS	The Board of Directors recommends a vote FOR Item 2.		FOR	AGAINST	ABSTAIN

1.	Election of the following two Directors for a term expiring in 2014: Nominees: 01 Emilio A. Fernandez 02 Lee B. Foster, II	☐	☐	☐		2. Approval of advisory (non-binding) resolution relating to 2010 named executive officer compensation. The Board of Directors recommends a vote for 1 year.	☐	☐	☐
					3. Advisory (non-binding) vote on how often the company should conduct a stockholder advisory vote on named executive officer compensation.	1 year ☐	2 years ☐	3 years ☐	Abstain ☐

	A vote FOR includes discretionary authority to vote for a substituted nominee if either of the nominees listed becomes unable to serve or for good cause will not serve.					The Board of Directors recommends a vote FOR Item 4 and Item 5.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions _____________________________________________________

					4. Approval of the 2011 Stock Incentive Plan. 5. Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the 2011 fiscal year.		FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

Mark Here for Address ☐
Change or Comments SEE REVERSE

Please date and sign exactly as your name appears hereon. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Signature _______________________________________________	Signature _______________________________________________	Date ___________

You can now access your Westinghouse Air Brake Technologies Corporation account online.

Access your Westinghouse Air Brake Technologies Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Westinghouse Air Brake Technologies Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders: The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.proxyvoting.com/wab

FOLD AND DETACH HERE

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

Voting Instructions for the Annual Meeting of Stockholders

Solicited by the Board of Directors

Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania

Wednesday, May 11, 2011 - 11:30 A.M. (local time)

The undersigned stockholder of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION (the “Company”) does hereby appoint Albert J. Neupaver and Alvaro Garcia-Tunon, or any one or both of them, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company, to be held May 11, 2011 (the “Annual Meeting”), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this proxy card and described in the Proxy Statement and, at their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned stockholder hereby revokes all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Internet Availability of Proxy Materials describing how to access or receive paper or e-mail copies of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated March 31, 2011, and the Annual Report to Stockholders for 2010.

If you requested a copy of the proxy materials by mail, you are urged to promptly return this proxy card in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting.

The shares represented by this proxy card will be voted as directed by the stockholder. If this proxy card is executed but no direction is given, such shares will be voted “FOR” all nominees in Item 1, “FOR” Item 2, Item 4 and Item 5, and for “1 YEAR” on Item 3.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

	WO#	Fulfillment#
(Continued and to be marked, dated and signed, on the other side)	94263	95016
	95028